UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Dillard’s, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, August 19, 2025

The Special Meeting of Stockholders (the “Special Meeting”) of Dillard’s, Inc. (the “Company”) will be held at the Company’s Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas 72201, on Tuesday, August 19, 2025, at 9:00 a.m. CDT for the purpose of approving the reincorporation of the Company from the State of Delaware to the State of Texas by conversion, including the plan of conversion included as an appendix to the accompanying Proxy Statement.
Details regarding the business to be conducted are more fully described in the accompanying Proxy Statement.
Only stockholders of record at the close of business on July 25, 2025 will be entitled to notice of, and to vote at, the meeting or adjournments or postponements thereof.
Your participation in the meeting is earnestly solicited. Even if you expect to attend the meeting, we encourage you to vote in advance by proxy. The giving of a proxy does not affect your right to revoke it later or vote your shares in person in the event you should attend the Special Meeting.
By Order of the Board of Directors
DEAN L. WORLEY
Vice President, General Counsel, Corporate Secretary
Little Rock, Arkansas
July 29, 2025
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on August 19, 2025. The accompanying Proxy Statement is available free of charge at https://investor.dillards.com/financial-information/special-meeting

DILLARD’S, INC.
SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

DILLARD’S, INC.
1600 CANTRELL ROAD
LITTLE ROCK, ARKANSAS 72201
Telephone (501) 376-5200

PROXY STATEMENT

July 29, 2025
General
The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Dillard’s, Inc., a Delaware corporation (the “Company”, “Dillard’s”, “we”, “us” or “our”) for use at a special meeting of stockholders (as it may be adjourned, continued or postponed from time to time, the “Special Meeting”) to be held on Tuesday, August 19, 2025, at 9:00 a.m. CDT, at our principal executive offices, 1600 Cantrell Road, Little Rock, Arkansas, 72201.
The accompanying Notice of Special Meeting (the “Notice”), this proxy statement (the “Proxy Statement”) and the form of proxy for the Special Meeting are first being mailed on or about July 29, 2025 to our stockholders of record as of the close of business on July 25, 2025 (the “Record Date”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.
The purpose of the Special Meeting is to seek stockholder approval of the reincorporation (the “Texas Reincorporation”) of the Company from the State of Delaware to the State of Texas by conversion, including the plan of conversion (the “Plan of Conversion”) included as Appendix B to this Proxy Statement (the “Proposal”). As of the date of this Proxy Statement, management and the Board were not aware of any other matters to be presented at the Special Meeting.
The Board unanimously recommends that you vote your shares “FOR” the approval of the Texas Reincorporation of the Company to the State of Texas by conversion.
Only holders of record of our Class A common stock, par value $0.01 per share (the “Delaware Corporation Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Delaware Corporation Class B Common Stock,” and together with the Delaware Corporation Class A Common Stock, the “Common Stock”), at the close of business on the Record Date are entitled to receive notice of and vote at the Special Meeting. On the Record Date, there were 11,626,733 shares of Delaware Corporation Class A Common Stock outstanding and 3,986,233 shares of Delaware Corporation Class B Common Stock outstanding. The Delaware Corporation Class A Common Stock and the Delaware Corporation Class B Common Stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Each outstanding share of Delaware Corporation Class A Common Stock is entitled to one vote on the Proposal, and each outstanding share of Delaware Corporation Class B Common Stock is entitled to one vote on the Proposal.
Proxy Voting
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, you may vote by proxy, meaning you authorize individuals named on the proxy card to vote your shares in accordance with your instructions. If you are a stockholder of record, you can vote your shares using the following methods:
By Internet:   You may vote via the internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the internet, as it is the most cost-effective way to vote.

By Telephone:   You may vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.
By Mail:   You may vote your shares by completing, signing, dating and returning the proxy card enclosed with the proxy materials that are provided in printed form.
During the Special Meeting:   You may vote your shares during the Special Meeting by attending the Special Meeting at our principal executive offices, 1600 Cantrell Road, Little Rock, Arkansas, 72201.
If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you are a beneficial owner and not a stockholder of record. Therefore, you must provide instructions to your broker or nominee as to how your shares held by them should be voted. Your ability to vote in person, via the internet, by mail or by telephone depends on the voting procedures of your broker or nominee. Please follow the directions that your broker or nominee provides. Beneficial owners may vote during the Special Meeting only after requesting, completing and delivering the proper documentation provided by the broker or other nominee.
All proxies related to shares held of record as of July 25, 2025, other than those held through the Dillard’s Stock Fund portion of the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (the “401(k) Plan”), must be submitted no later than 11:59 p.m. EDT on August 18, 2025, and no proxy received after that date and time will be voted at the Special Meeting. If you hold Company shares through the 401(k) Plan, you are entitled to instruct Newport Trust Company, Trustee for the 401(k) Plan (“Trustee”), on how to vote such shares, provided that your voting instructions are submitted in accordance with the instructions on the proxy card and received by August 17, 2025 in order to allow sufficient time for votes within the 401(k) Plan to be tabulated by the Trustee. Pursuant to the terms of the 401(k) Plan document, for any shares held through the 401(k) Plan for which timely voting instructions are not received from a 401(k) Plan participant or if no choice is specified on the Proposal in voting instructions that are timely submitted, such shares will be voted in accordance with the recommendation of the Board as described herein.
You should specify your choice for the Proposal to be voted upon at the Special Meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given with respect to the Proposal, the following will occur in accordance with applicable rules, laws and regulations:
Stockholders of Record.   If you are a stockholder of record and you do not return a proxy and you do not vote at the Special Meeting, your shares will not be voted at the Special Meeting, and if you are not present at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum exists for the Special Meeting. If you do return a signed proxy via the internet, telephone or mail, but you fail to specify how your shares should be voted on the Proposal, then your shares will be voted “FOR” the Proposal.
Beneficial Owners.   We believe that, under applicable rules, the Proposal is considered a non-routine matter. Accordingly, if you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, or (ii) you do provide a voting instruction card but you fail to specify your voting instructions on the Proposal to be voted upon at the Special Meeting, under applicable rules, your broker or other nominee cannot exercise discretionary authority to vote your shares in favor of the Proposal.
Revocation of Proxies
Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted, either by written revocation delivered to the Corporate Secretary of the Company at our principal executive offices, by attending the Special Meeting and voting in person or by submitting a subsequent proxy by mail, over the internet or by telephone. To obtain directions to attend the Special Meeting and vote in person, please call (501) 376-5965. Your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked. Beneficial owners should follow the directions provided by their broker or other nominee in order to revoke previously provided voting instructions.

Proxies solicited herein will be voted in accordance with any directions contained therein, unless the proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. The proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the Special Meeting.
Quorum; Vote Required; Abstentions and Broker Non-Votes
The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting is required to establish a quorum at the Special Meeting.
Assuming a quorum is present, the Proposal will be approved if a majority of the voting power of the shares of Common Stock issued and outstanding and entitled to vote thereon is voted for the Proposal (i.e., for the approval of the Texas Reincorporation, including the Plan of Conversion, and the adoption of the Texas Reincorporation Resolutions). Each share of Common Stock outstanding as of the Record Date is entitled to vote on the Proposal. If the Proposal fails to obtain the requisite vote for approval, the Texas Reincorporation will not be consummated, and the Company’s domicile will be unchanged by this vote.
Your shares will be counted for purposes of determining whether there is a quorum if you are entitled to vote and you are present at the Special Meeting, or you have voted on the internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved the Proposal, abstentions will have the same effect as a vote “AGAINST” the Proposal.
Because the Proposal is considered a non-routine matter, broker non-votes are not applicable.
Costs of Solicitation
The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners of shares of Common Stock. In addition to solicitation by mail, certain officers, directors and associates of the Company may solicit proxies by telephone, fax, e-mail or other electronic means, or in person. These persons will receive no compensation other than their regular salaries.

PROPOSAL TO APPROVE THE REINCORPORATION OF THE COMPANY TO THE STATE OF TEXAS BY CONVERSION
As described below, in May 2025, the Board formed a special committee (the “Special Committee”) to consider whether the Company should remain incorporated in Delaware or reincorporate in either Nevada or Texas. Both the Special Committee and the Board have approved the reincorporation, by conversion, of the Company from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Texas (the “Texas Corporation”), including the Plan of Conversion included as Appendix B to this Proxy Statement. We refer to the proposed reincorporation of the Delaware Corporation in the form of a conversion to the Texas Corporation as the “Texas Reincorporation.” The Board recommends that the stockholders approve the Texas Reincorporation, including the Plan of Conversion included as Appendix B to this Proxy Statement, and adopt the resolutions of the Board approving the reincorporation (the “Texas Reincorporation Resolutions”) included as Appendix A to this Proxy Statement, as more fully described below.
Principal Terms of the Texas Reincorporation
The Texas Reincorporation, if approved by our stockholders, will be effected through a conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 10.102 of the Texas Business Organizations Code, as amended (the “TBOC”), as set forth in the Plan of Conversion included as Appendix B to this Proxy Statement. Approval of this Proposal will constitute approval of the Plan of Conversion and adoption of the Texas Reincorporation Resolutions.
Through the adoption of the Plan of Conversion, upon the Texas Reincorporation:
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The Company will continue in existence as a Texas corporation and will continue to operate our business under the current name, “Dillard’s, Inc.”

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The affairs of the Company will cease to be governed by Delaware law and will instead be subject to Texas law. See “— Effects of the Texas Reincorporation — Comparison of Stockholder Rights under Delaware and Texas Law” below.

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The Company will cease to be governed by our existing restated certificate of incorporation (the “Delaware Charter”) and existing by-laws (the “Delaware By-Laws”) and will instead be subject to the provisions of the proposed Texas certificate of formation (the “Texas Charter”) and the proposed Texas bylaws (the “Texas Bylaws”), copies of which are included as Appendix C and Appendix D, respectively, to this Proxy Statement. See “— Effects of the Texas Reincorporation — Certain Differences Between the Delaware Charter and By-Laws and the Texas Charter and Bylaws” below.

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The Texas Reincorporation will not result in any change in headquarters, business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Texas Reincorporation and the cost of corporate franchise taxes).

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Each outstanding share of Delaware Corporation Class A Common Stock will be automatically converted into one outstanding share of Class A common stock, par value $0.01 per share, of the Texas Corporation (the “Texas Corporation Class A Common Stock”) pursuant to the Plan of Conversion.

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Each outstanding share of Delaware Corporation Class B Common Stock will be automatically converted into one outstanding share of the Class B common stock, par value $0.01 per share, of the Texas Corporation (the “Texas Corporation Class B Common Stock,” and together with the Texas Corporation Class A Common Stock, the “Texas Corporation Common Stock”) pursuant to the Plan of Conversion.

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Stockholders will not need to exchange their existing stock certificates for new stock certificates.

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The Delaware Corporation Class A Common Stock will continue to be traded on the New York Stock Exchange (“NYSE”) as the Texas Corporation Class A Common Stock under the symbol “DDS.” We do not expect any interruption in trading as a result of the Texas Reincorporation.

If our stockholders approve the Texas Reincorporation, we anticipate that the Texas Reincorporation will become effective (the “Effective Time”) on August 31, 2025. In connection with the Texas Reincorporation, we intend to make filings with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware and do not anticipate making any other filings to effect the Texas Reincorporation. The Texas Reincorporation may be delayed by the Board, or the Plan of Conversion may be terminated and abandoned by action of the Board, at any time prior to the Effective Time, whether before or after the approval by our stockholders, if the Board determines for any reason that such delay or abandonment would be in the best interests of the Company and all of its stockholders, as the case may be.
Background of the Proposal
General
The Company was incorporated in Delaware in 1964. Many U.S. corporations have historically chosen Delaware as their state of incorporation because of, among other reasons, the extensive experience of the Delaware courts in adjudicating corporate and business-related matters. Earlier this year, in response to a number of factors, including the Company’s connections to states other than Delaware, other states’ initiatives geared toward encouraging companies to relocate, and certain high-profile litigation outcomes in Delaware that involved companies with “controlling stockholders” (as defined in Section 144(e)(2) of the DGCL) such as the Company, the Board and management began discussions concerning whether the Company should consider changing its state of incorporation. The Board authorized a Special Committee to consider the differences among specified jurisdictions and, following an extensive process described below, determined to pursue the Texas Reincorporation for the reasons described below.
The Evaluation of the Proposal by the Board and the Special Committee
The Board initially discussed the possibility of reincorporation at a meeting on February 27, 2025 but did not take action. At a meeting on May 17, 2025, the Board again discussed a potential reincorporation, recent Delaware case law, factors that may be relevant in evaluating a potential reincorporation, and the impact of recently adopted legislation in Delaware. During the meeting, there was a discussion about a potential reorganization under consideration by W.D. Company, Inc. (“WDC”), the largest stockholder of the Delaware Corporation Class B Common Stock, that, if pursued by WDC and considered by the Company, would involve a merger with the Company (the “WDC Transaction”), and whether a potential reincorporation could have a material effect on any such transaction. If consummated, the WDC Transaction would not dilute any stockholders of the Company but would afford WDC equityholders direct, rather than indirect, ownership interests in the Company.
Due to uncertainty about the impact that recently adopted legislation in Delaware and recent Delaware judicial decisions might have on the Texas Reincorporation, the Board, in an abundance of caution, unanimously voted to form the Special Committee to consider whether the Company should remain incorporated in Delaware or reincorporate in either Nevada or Texas. The Board unanimously determined that each of Messrs. Rob C. Holmes, James I. Freeman and J.C. Watts (i) was a “disinterested director” (as defined in Section 144(e)(4) of the DGCL) with respect to the potential reincorporation and (ii) was independent of each of the Company, the Dillard family and WDC, in each case as determined in accordance with the application of the presumption set forth in Section 144(d)(2) of the DGCL, which provides, in part, that any director of a corporation that has a class of stock listed on a national securities exchange will be presumed to be a disinterested director with respect to an act or transaction to which such director is not a party if the board of directors determined that such director satisfies the applicable criteria for determining director independence from the corporation and, if applicable with respect to the act or transaction, the controlling stockholder or control group, under the rules (and interpretations thereof) promulgated by such exchange (treating the applicable controlling stockholder and control group as if the controlling stockholder and control group were the corporation for purposes of applying such criteria to determine independence from a controlling stockholder or control group). The Board delegated to the Special Committee the authority and power of the Board to determine whether to approve (and recommend that the Board approve) a reincorporation into either Nevada or Texas, and if so, to which state and upon what terms, conditions and structure. The Special Committee was also specifically authorized to decide not to proceed with the reincorporation. It was authorized to engage, at the expense of the Company, legal counsel and other advisors, as the Special Committee deemed appropriate. The Board also resolved that the Company would not proceed unless the Special Committee approved (and recommended that the Board approve) the Texas Reincorporation. Members of the Special Committee have been paid $30,000 each for service on the Special Committee.
To assist the Special Committee in its work, the Special Committee retained Vinson & Elkins LLP (“Vinson & Elkins”) as its counsel. The Special Committee also determined that it would benefit from being advised by Delaware counsel and retained Young Conaway Stargatt & Taylor, LLP (“Young Conaway”). The Special Committee determined that each of its advisors is independent of the Company and its affiliates, including the Dillard family and WDC.
The Special Committee reported to the Board that, since its formation on May 17, 2025, the Special Committee met five times (including its final approval meeting on July 11, 2025). All members of the Special Committee were present at all meetings. The Special Committee also received and reviewed a significant amount of written materials during its process. At the outset, the Special Committee worked with its counsel to assess the time necessary to conduct a thorough, well-designed process. The Special Committee reported that it reached its final decisions on the Texas Reincorporation on its own timeline and would have taken additional time to complete its charge if it believed that was necessary.
In addition to formal meetings, representatives of Haynes and Boone, LLP (“Haynes Boone”), counsel to the Company, and Vinson & Elkins and Young Conaway, counsel to the Special Committee, convened on multiple occasions throughout the process to discuss certain logistical and procedural matters and draft the terms of the Texas Governing Documents and the Plan of Conversion (as each is defined herein). These discussions facilitated the efficient coordination of the Special Committee’s work and ensured that relevant parties were aligned on the process.
The Special Committee first met on May 20, 2025, to discuss the committee process, governance for the Special Committee, and selection of advisors. Upon engagement by the Special Committee, representatives of Vinson & Elkins provided an overview of fiduciary considerations for the Special Committee. The Special Committee, together with its counsel, also conducted an additional analysis of the independence of each committee member from each of the Company, the Dillard family and WDC, in each case as determined in accordance with the application of the presumption set forth in Section 144(d)(2) of the DGCL; and status as a “disinterested director” (as defined in Section 144(e)(4) of the DGCL) of each member of the Special Committee. The Special Committee also discussed recent developments in Delaware case law and statutes as part of a larger discussion regarding the current legal climate in Delaware. The Special Committee also discussed the possible WDC Transaction, including whether it was likely and how reincorporation might affect the Board’s duties or stockholders’ interests with respect to any such transaction.
On June 6, 2025, the Special Committee met to discuss developments since the meeting on May 20, 2025, including the engagement of Young Conaway as Delaware counsel to the Special Committee. The Special Committee also discussed the independent and disinterested status of each member of the Special Committee and determined that each is independent and disinterested with respect to all aspects of the Special Committee’s mandate. Representatives of Vinson & Elkins then led the Special Committee through a detailed discussion of the differences in the corporate laws of Delaware, Texas and Nevada, as well as other considerations.
On June 12, 2025, the Special Committee met to discuss the reincorporation process and rationales for and against reincorporation. The Committee further discussed the differences in the corporate law and courts of Delaware, Texas and Nevada. After considering other choices, the Special Committee concluded that Texas’s statute-focused approach would likely foster more predictability than Delaware’s common-law approach, and that that predictability could be a competitive advantage for the Company in a time of business change in the Company’s industry. In addition, the Special Committee considered several non-legal factors in its deliberations, including but not limited to the Company’s relative geographical and business ties to Delaware, Nevada and Texas, recurring franchise tax liability and escheatment liabilities in Delaware, and the apparent increase in contingency fee-driven stockholder litigation in Delaware and the resulting increase in insurance premiums for director and officer insurance, particularly for controlled public companies like the Company. After discussion and consideration, the Special Committee members determined that reincorporating the Company in Texas was in the best interests of the Company and its stockholders, subject to the Special Committee’s review of the proposed Texas certificate of formation (the “Texas Charter”) and bylaws (the “Texas Bylaws,” and, together with the Texas Charter, the “Texas Governing Documents”). The Special Committee chose Texas over Nevada in large part because of the Company’s significantly greater business operations in Texas. The Special Committee requested drafts of the Texas Governing Documents and related documents, which it received.
On June 24, 2025, the Special Committee met to discuss key issues identified in the proposed Texas Governing Documents as well as the process for recommending the Texas Reincorporation to the Board. The Special Committee also revisited the information it had about the possible WDC Transaction. The Special Committee believes that the Company’s state of incorporation should not significantly alter the Board process, shareholder voting rights, or business benefits and risks of transactions with directors, officers and controlling shareholders, but incorporation in Texas should provide greater protection against shareholder derivative litigation related to such transactions. The Special Committee also discussed that the WDC Transaction had not been proposed to the Board and that it was uncertain whether or when it would be proposed to the Board and whether the Board would support such a proposal.
At a meeting on July 11, 2025, the Special Committee met to discuss final forms of the Texas Governing Documents, the proposed plan of conversion prepared by management for the Company to effectuate the Texas Reincorporation (the “Plan of Conversion”), and the draft proxy statement to be submitted to stockholders at a special meeting of stockholders. At the July 11 meeting, the Special Committee approved the Texas Reincorporation and recommended that the Board approve the Texas Reincorporation.
The Board met again on July 18, 2025 to receive a report from, and the recommendation of the Special Committee about, the Texas Reincorporation and to discuss the report and recommendation. At that meeting, the Board determined that, in accordance with and in consideration of the recommendation of the Special Committee, the reincorporation of the Company into Texas was in the best interest of the Company and its stockholders and approved the Texas Reincorporation. In order to ensure compliance with Subsection (e) of Article Fourth of the Delaware Charter (for the avoidance of doubt to the extent that such provision may be deemed to apply), the Board also approved a memorandum of understanding concerning the terms of the Texas Reincorporation. The Board directed the Chairman of the Board to call the Special Meeting for the purposes of approving the Texas Reincorporation and adopting the Texas Reincorporation Resolutions and recommended that the stockholders vote “FOR” approval of the Texas Reincorporation, including the Plan of Conversion, and the Texas Reincorporation Resolutions.
Recommendation of the Special Committee
After extensive discussion at the Special Committee meetings, the Special Committee concluded that the reincorporation of the Company in Texas is in the best interest of the Company and its stockholders because the reincorporation, among other benefits, (i) reflects the Company’s strong operational nexus to Texas; (ii) preserves stockholder economic and voting rights with expansion of rights to call a special meeting or act by unanimous written consent; (iii) may reduce the potential for opportunistic and frivolous litigation against the Company and its directors and officers (and may therefore help the Company attract and retain qualified management and directors by reducing the risk of litigation); (iv) will lower the Company’s corporate tax burden by eliminating the obligation to pay higher Delaware franchise taxes; and (v) will free the Company from Delaware unclaimed property audits. The Special Committee also considered Texas’s competitive position with Delaware with respect to corporation law and the benefits of recent amendments to the TBOC which, among other things, strengthens a Texas corporation’s defenses against meritless lawsuits, validates the selection of the Texas courts as the exclusive forum for internal claims, and provides greater certainty about the standard to which directors and officers are held in fiduciary duty actions. At a meeting on July 18, 2025, the Special Committee delivered its recommendation that the Board approve the reincorporation of the Company in Texas.
Reasons for the Texas Reincorporation
The Special Committee and the Board believe that there are several reasons the Texas Reincorporation is in the best interests of the Company and its stockholders. These reasons are not intended to be exhaustive and are not presented in any relative order of importance.

The Texas Reincorporation reflects the Company’s strong operational nexus to Texas.
The Company is currently headquartered in Little Rock, Arkansas and incorporated in Delaware. However, the Company maintains significant operations in Texas, operating more stores in Texas (55 stores) than in any other state. The Company also derives more revenue from Texas than from any other state.
By comparison, the Company has no meaningful connection to Delaware, other than Delaware being its state of incorporation. The Company has no stores in Delaware. The Company’s executives and management do not operate in Delaware. It was originally chosen as the Company’s state of incorporation solely because of its legal framework, which the Special Committee and the Board no longer believe is best suited for the Company’s needs.
The Texas Reincorporation preserves stockholder economic and voting rights, with expansion of rights to call a special meeting or act by unanimous written consent.
Further, the Special Committee and the Board have considered stockholders’ rights under Delaware law and Texas law and believe that the economic and voting rights of stockholders would, on balance, be reasonably comparable as a result of the proposed Texas Reincorporation (see the section “Comparison of Stockholder Rights under Delaware and Texas Law” below for the Company’s summary of certain differences between Delaware and Texas law). For example, both Delaware and Texas allow similar rules on classified boards, the removal of directors with or without cause, voting thresholds for charter and bylaw amendments, blank check preferred stock, stock buybacks, distribution of dividends, and appraisal rights for certain corporate actions.
The proposed Texas Charter and Texas Bylaws have been drafted with an intent to reflect the Delaware Charter and Delaware By-laws and to retain comparable shareholder economic and voting rights to the extent the Special Committee and the Board deemed appropriate. The proposed Texas Charter provides certain additional shareholder rights that are statutory requirements under the TBOC and that the Board considers as beneficial to shareholders, such as providing that special shareholder meetings may be called by shareholders (the right may be exercised by the statutory maximum of holders of 50% of the shares entitled to vote on the proposed action of such meeting), and the right for shareholders to act by unanimous written consent.
Where there are distinctions between Delaware and Texas corporate law, the Special Committee concluded that most were differences in default rules that could be reconciled by choices in the Texas Governing Documents (see the section “Certain Differences Between Delaware Charter and Bylaws and Texas Charter and Bylaws” below for the Company’s summary of certain differences between the Delaware Charter and Delaware By-laws and the proposed Texas Charter and Texas Bylaws).
The Texas Reincorporation may reduce the potential for opportunistic and frivolous litigation.
The Texas Reincorporation may reduce the potential for opportunistic and frivolous litigation against the Company and its directors and officers. Texas is more protective than Delaware against opportunistic and frivolous litigation against directors, officers and controlling shareholders. For example, as described below in “Comparison of Stockholder Rights under Delaware and Texas Law,” Texas limits derivative proceedings by deferring to the decision of an independent board committee regarding the action and by allowing public companies to adopt an ownership percentage that litigants must meet to initiate a claim. The Texas Charter includes an ownership threshold of 3% of its outstanding stock that must be held for plaintiffs to initiate a derivative claim, which the Special Committee believes will reduce the potential for opportunistic and frivolous litigation by limiting the ability of persons without a material economic interest in the Company to bring claims that do not materially benefit shareholders as a whole. In addition, stockholders in Texas may not use books and records demands in connection with an active derivative proceeding. They must use a regular discovery process to gain access to materials to support their claims.
The Special Committee considered the increasingly litigious environment in Delaware, which has engendered an increased risk of opportunistic and frivolous litigation and has the potential to cause unnecessary distraction to the Company’s directors and management team. The increasing frequency of opportunistic and frivolous claims and litigation brought in Delaware has greatly expanded the risks facing directors and officers of public companies, which acts as a deterrent to the most highly qualified management. The Special Committee believes that reincorporation to Texas may help the Company attract and retain qualified management and directors by reducing the risk of opportunistic and frivolous lawsuits. Reincorporation may also result in cost savings for the Company and its stockholders, who bear the defense costs for corporate litigation through attorney’s fees, indemnification obligations and increased insurance premiums.
The Texas Reincorporation will create cost savings for the Company in terms of annual franchise tax cost and management time.
Reincorporation to Texas will eliminate the Company’s obligation to pay annual Delaware franchise tax, which was in excess of $250,000 in fiscal year 2024. Texas does not have a comparable annual tax based on outstanding equity. Rather, Texas’s franchise tax is based on taxable margin, the Company already pays the Texas franchise tax, and this tax is not expected to increase or decrease based on the Company’s state of incorporation.
Beyond Delaware tax savings, reincorporation in Texas would free the Company from the expense and distraction of frequent unclaimed property audits, which has plagued the Company in recent years. Delaware is one of the most aggressive states in asserting escheatment laws and penalties for noncompliance, and the appetite for state audit can be significant. The Company has incurred significant expenses and employee time in responding to Delaware’s unclaimed property audits, even though it has no operations in Delaware.
The Texas Reincorporation reflects Texas’s competitive position with Delaware with respect to corporation law and the benefits of recent amendments to the Texas Business Organizations Code.
The Special Committee and the Board considered Texas’s statute-focused approach to corporate law as well as other merits of Texas law and determined that Texas’s approach is likely to foster more predictability than Delaware’s case-law based approach. Among other things, the 2025 amendments to the TBOC provide greater certainty about the standard to which directors and officers are held in fiduciary duty actions, which decreases reliance on judicial interpretation and promotes stability and certainty for corporate decision-making.
Texas recently codified the business judgment rule, allowing the Board to exercise its business judgment in the absence of fraud, intentional misconduct, an ultra vires act or a knowing violation of law. Codification of the business judgment rule provides a clearer and more consistent legal framework for reviewing corporate decisions than relying on case law, as is done in Delaware, which will enable the Board to make strategic decisions under a knowable standard that still protects shareholders from intentional misconduct, fraud and other improper acts.
Additionally, Texas recently established the Texas Business Court to preside over certain corporate and commercial claims, akin to Delaware’s Court of Chancery. The recent TBOC amendments validate the selection of Texas courts, including the Texas Business Court, as the exclusive forum for internal entity claims.
Risks of the Texas Reincorporation
The Special Committee also considered the following uncertainties, risks, and potentially countervailing factors in their deliberations concerning the Texas Reincorporation, which are not intended to be exhaustive and are not presented in any relative order of importance.
Possibility that Benefits Will Not be Realized
Although the Special Committee believes that the Texas Reincorporation is in the best interests of the Company and its stockholders, the Texas Reincorporation may not result in all or any of the expected benefits described in this proxy statement.
Delaware Exit Considerations
Although the Board believes that recent Delaware case law can help inform and protect the Special Committee’s and the Board’s decisions to reincorporate the Company in Texas, the Texas Reincorporation

might still subject the Company to potential litigation regarding its decision to leave Delaware. Regardless of merit, the Texas Reincorporation may result in litigation, which may result in additional expense and distraction for the Company.
Loss of Extensive Delaware Case Law and Well-Established Court System
The Delaware Court of Chancery and Supreme Court are highly respected and experienced business courts with an extensive body of case law. The trials in Delaware are held before expert corporate law judges without a jury. Delaware statutory law is regularly updated by the legislature. The Delaware system has long and widely been lauded for its expertise. The newly created Texas Business Court is already hearing cases but will need time to develop reputationally and build a body of case law that provides comparable levels of guidance to directors and officers.
Certain Differences in Texas Law and Potential Criticism by Stockholders
It is possible that the Company may face criticism over its decision to reincorporate in Texas from stockholders or advisory services such as ISS or Glass Lewis, who may draw adverse comparisons between Texas law and Delaware law on specific governance points or may generally hold a preference for Delaware incorporation.
The Texas Charter elects the Company into the new Texas shareholder proposal law that requires shareholders, or groups of shareholders, to hold either $1 million in market value of the company’s voting shares or three percent of the company’s outstanding voting shares to submit a proposal, imposes certain holding period requirements, and imposes certain solicitation requirements (see the section “Certain Differences Between Delaware Charter and By-laws and Texas Charter and Bylaws” below). However, the heightened requirements are only applicable if, as required by Texas law, the Company’s principal office is moved to Texas or if the Company is admitted on a stock exchange (a) with its principal office in Texas or (b) that has been approved by the securities commissioner. The Company has not determined whether to make these changes and continues to evaluate whether to make such a change in the future.
Reincorporation in Texas puts certain limitations on stockholder derivative lawsuits. Unlike Delaware, Texas limits derivative proceedings by requiring a demand on the corporation (whereas, in Delaware, a stockholder can bring a derivative proceeding without first making a litigation demand on the corporation’s board if the stockholder can adequately allege demand futility). Absent an issue with the independence and disinterestedness of the directors making the decision, the good faith of the inquiry and review, or the reasonableness of the procedures implemented, the board’s decision as to the action is binding on Texas courts. In addition, the Texas Charter requires a three-percent share ownership threshold for the initiation of derivative proceedings, as permitted by the TBOC (see the section “Certain Differences Between Delaware Charter and Bylaws and Texas Charter and Bylaws” below). Lastly, stockholders in Texas may not use books and records demands in connection with an active derivative proceeding and must instead use a regular discovery process to gain access to materials to support their claims.
The Company will also incur certain non-recurring costs in connection with the Texas Reincorporation, including legal and other transaction costs. A majority of these costs have already been incurred or will be incurred regardless of whether the Texas Reincorporation is ultimately completed. Many of the expenses that will be incurred are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Texas Reincorporation.
Effects of the Texas Reincorporation
The Texas Reincorporation will effect a change in the legal domicile of the Company and other changes, the most significant of which are described below. Following the Texas Reincorporation, we will be governed by the TBOC and Texas case law instead of the DGCL and Delaware case law, and we will be governed by the Texas Charter and the Texas Bylaws. Approval of the Proposal will constitute approval of the Texas Charter and the Texas Bylaws. The Delaware Charter and the Delaware By-Laws will no longer be applicable following completion of the Texas Reincorporation.

The following summaries do not provide a complete description of the differences that may affect you. These summaries are qualified in their entirety by reference to the Delaware Charter and the Delaware By-Laws, the Texas Charter and the Texas Bylaws, the DGCL and the TBOC, and the body of case law in both jurisdictions.
Certain Differences Between the Delaware Charter and By-Laws and the Texas Charter and Bylaws
The Texas Charter and Texas Bylaws have been drafted with an intent to reflect the Delaware Charter and Delaware By-Laws to the extent the Special Committee and the Board deemed appropriate. As summarized below, there are certain differences that may relate to your rights as a stockholder, as well as the corporate governance of the Company, between the Delaware Charter and Delaware By-Laws, on the one hand, and the Texas Charter and Texas Bylaws, on the other hand.
Issue	Delaware Charter and Delaware By-Laws	Texas Charter and Texas Bylaws
Election of Directors	The Delaware Charter provides that holders of the Delaware Corporation Class A Common Stock shall be entitled to elect one-third of the members of the Board by a separate class vote and the holders of the Delaware Corporation Class B Common Stock shall be entitled to elect two-thirds of the members of the Board by a separate class vote. The Delaware By-Laws provide that a majority of the shares of the respective class of the capital stock outstanding and eligible to vote in the election shall elect each director for such class of stock, with “majority” defined to mean the affirmative vote of more than one half (1∕2) of the shares of the respective class outstanding and eligible to vote in the election has been cast for such director.	The Texas Charter and Texas Bylaws provide that holders of the Texas Corporation Class A Common Stock shall be entitled to elect one-third of the members of the Board (the “Class A Directors”) by a separate class vote and the holders of the Texas Corporation Class B Common Stock shall be entitled to elect two-thirds of the members of the Board (the “Class B Directors”) by a separate class vote. The Texas Bylaws provide that the Class A Directors shall be elected by a plurality of the votes cast by the holders of the Texas Corporation Class A Common Stock present in person or represented by proxy and eligible to vote in such election and the Class B Directors shall be elected by a plurality of the votes cast by the holders of the Texas Corporation Class B Common Stock present in person or represented by proxy and eligible to vote in such election.
Default Voting Standard	The Delaware By-Laws provide that, when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of the statutes, the Delaware Charter, or the Delaware By-Laws, a different vote is required or permitted, in which case such express provision shall govern and control the decision of such question.	The Texas Bylaws provide that, except as otherwise provided by the TBOC, the Texas Charter or the Texas Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Texas Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.
Action by Written Consent	The Delaware Charter prohibits stockholder action by written consent in lieu of a meeting.	The Texas Charter permits shareholder action by unanimous written consent in lieu of a meeting.

Issue	Delaware Charter and Delaware By-Laws	Texas Charter and Texas Bylaws
Authority to Call a Special Stockholder Meeting	The Delaware By-Laws provide that special stockholder meetings may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President, or the Secretary at the request in writing of a majority of the Board of Directors. Stockholders do not have the authority to call a special stockholder meeting.	The Texas Charter and Texas Bylaws provide that special shareholder meetings may be called by a majority of the Board, the Chairman of the Board, the Chief Executive Officer, the President, or by shareholders holding 50% or more of the shares entitled to vote on the proposed action of such meeting.
Indemnification
The Delaware Charter provides that the Delaware Corporation shall indemnify directors and officers who are or were made a party or threatened to be made a party to or otherwise involved in any action, suit or proceeding by reason of the fact of such person’s service as a director or officer or that such person is or was serving at the request of the Delaware Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent permitted by the DGCL as it exists or may be amended from time to time, or any other applicable laws presently or thereafter in effect other than certain proceedings commenced by such director or officer without prior Board authorization. The Delaware By-Laws provide similar mandatory indemnification rights to directors and officers. See “— Comparison of Stockholder Rights under Delaware and Texas Law — Indemnification of Directors and Officers,” — Procedure for Indemnification” and “— Mandatory Indemnification” below.
The Delaware Charter and Delaware By-Laws provide that the Delaware Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to any employee or agent of the Delaware Corporation or, in the case of the Delaware By-Laws, to any person serving at the request of the Delaware Corporation as an employee or agent of another corporation to the fullest extent of the provisions with respect to indemnification and advancement of

The Texas Charter authorizes the indemnification of directors and officers to the fullest extent permitted by the TBOC, as it exists or may be amended from time to time, through provisions in the Texas Bylaws, agreements with such persons, the vote of shareholders or disinterested directors or otherwise. The Texas Bylaws provide that the Texas Corporation shall indemnify directors and officers who are or were made a party or threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Texas Corporation or, while serving as a director or officer of the Texas Corporation, is or was serving at the request of the Texas Corporation as a director, officer, employee, agent or other representative (as defined in the TBOC) of another corporation or of a partnership, joint venture, trust or other enterprise or organization, including service with respect to an employee benefit plan, to the fullest extent permitted by the TBOC, as the same exists or may be amended, other than certain proceedings commenced by such director or officer without prior Board authorization. See “— Comparison of Stockholder Rights under Delaware and Texas Law — Indemnification of Directors and Officers,” — Procedure for Indemnification” and “— Mandatory Indemnification” below.
The Texas Bylaws provide that the Texas Corporation may, to the extent authorized from time to time by the Board, the Chief Executive Officer, the

Issue	Delaware Charter and Delaware By-Laws	Texas Charter and Texas Bylaws
	expenses of directors and officers of the Delaware Corporation. The Delaware By-Laws also provide that the Delaware Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to directors, officers, employees and agents of any corporation absorbed in a consolidation or merger with the Delaware Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents.	President or the General Counsel, grant rights to indemnification to any current or former employee or agent of the Texas Corporation with the same or lesser scope and effect as the indemnification of current and former directors and officers of the Texas Corporation.
Advancement of Expenses
The Delaware Charter and Delaware By-Laws provide that the right to indemnification conferred in the Delaware Charter and Delaware By-Laws, respectively, will include the right to be paid by the Delaware Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon the Delaware Corporation’s receipt of an undertaking by the person (if required by applicable law) to repay such amounts if it is ultimately determined that the person is not entitled to indemnification.
The Delaware Charter and Delaware By-Laws provide that the Delaware Corporation may, to the extent authorized from time to time by the Board, grant rights to the advancement of expenses to any employee or agent of the Delaware Corporation or, in the case of the Delaware By-Laws, to any person serving at the request of the Delaware Corporation as an employee or agent of another corporation to the fullest extent of the provisions with respect to indemnification and advancement of expenses of directors and officers of the Delaware Corporation. The Delaware By-Laws further provide that the Delaware Corporation may, to the extent authorized from time to time by the Board, grant rights to the advancement of expenses to directors, officers, employees and agents of any corporation absorbed in a consolidation or merger with the Delaware Corporation which, if its

The Texas Charter authorizes the advancement of expenses to directors and officers to the fullest extent permitted by the TBOC, as it exists or may be amended from time to time, through provisions in the Texas Bylaws, agreements with such persons, the vote of shareholders or disinterested directors or otherwise. See “— Comparison of Stockholder Rights under Delaware and Texas Law — Advancement of Expenses.”
Under the TBOC, before a corporation can advance expenses incurred by a director or officer in connection with any legal proceedings, a director or officer is also required to provide, in addition to an undertaking to repay any expenses advanced if such director or officer is ultimately not entitled to indemnification, a written affirmation attesting in good faith to such director’s or officer’s compliance with the standard of conduct necessary for indemnification, which requirement is included in the Texas Bylaws.
The Texas Bylaws provide that the Texas Corporation may, to the extent authorized from time to time by the Board, the Chief Executive Officer, the President or the General Counsel, grant rights to advancement of expenses to any current or former employee or agent of the Texas Corporation with the same or lesser scope and effect as the advancement of expenses to current and former directors and officers of the Texas Corporation.

Issue	Delaware Charter and Delaware By-Laws	Texas Charter and Texas Bylaws
separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents.
Stock Ownership Requirements for Stockholder Proposals	The Delaware Charter does not require a stockholder or stockholders to hold a minimum number of shares of the Delaware Corporation to submit a proposal on a matter to the stockholders of the Delaware Corporation for approval at a stockholder meeting.
Commencing September 1, 2025, the TBOC will permit a “nationally listed corporation” (as defined in the TBOC and described below) to impose stock ownership requirements on shareholders to be eligible to submit a proposal on a matter (other than director nominations and procedural resolutions ancillary to the conduct of a shareholder meeting) to the shareholders of such corporation for approval at a shareholder meeting. If a corporation elects to be governed by the applicable provision of the TBOC, a shareholder or group of shareholders may submit a proposal on a matter to the shareholders of such corporation for approval at a meeting of shareholders only if such shareholder or group of shareholders holds an amount of shares entitled to vote at such meeting equal to at least $1,000,000 in market value or three percent of the total number of shares to vote at such meeting, has held such amount for a continuous period of at least six months before the date of the meeting, holds such amount throughout the meeting and solicits the holders of shares representing at least 67% of the voting power of shares entitled to vote on the proposal at the shareholder meeting.
A corporation seeking to adopt an amendment imposing such stock ownership requirements for shareholder proposals must provide notice to shareholders of the proposed adoption in any proxy statement provided to shareholders preceding the amendment’s adoption and include in any proxy statement provided to shareholders specific information about the process by which a shareholder or group of shareholders may submit a proposal on a matter requiring shareholder approval, including information for how shareholders may contact other shareholders for the purpose of satisfying the ownership

Issue	Delaware Charter and Delaware By-Laws	Texas Charter and Texas Bylaws

requirements under such amendment.
Under the TBOC, “nationally listed corporation” means a corporation with a class of equity securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is admitted to listing on a national securities exchange and either (i) has its principal office in the State of Texas or (ii) is admitted to listing on a stock exchange that either (a) has its principal office in the State of Texas, or (b) has received approval by the securities commissioner of the State of Texas
The Texas Charter adopts ownership requirements for shareholder proposals during such period as the Texas Corporation qualifies for the ability to impose such requirements under the TBOC. The Company currently is not headquartered in Texas and is not listed on a stock exchange described in the statute.

Stock Ownership Requirement for Derivative Suits	The Delaware Charter does not include a minimum stock ownership requirement with respect to the right to institute or maintain a derivative suit.	The Texas Charter provides that the Texas Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto, such that, during any time that the Texas Corporation Class A Common Stock is listed on a national securities exchange or has 500 or more shareholders, no shareholder or group of shareholders may institute or maintain a derivative proceeding in the right of the Texas Corporation unless such shareholder or group of shareholders, at the time the derivative proceeding is instituted, holds at least 3% of the outstanding shares of the Texas Corporation.
Advance Notice of Shareholder Nominations	The Delaware By-Laws provide that, to be timely, a stockholder’s notice of nominations of persons for election to the Board must be delivered to or mailed and received at the principal executive offices of the Delaware Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice	The Texas Bylaws provide that, to be timely with respect to an annual meeting, a shareholder’s notice of nominations of persons for election to the Board must be delivered to the Secretary at the principal executive offices of the Texas Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that

Issue	Delaware Charter and Delaware By-Laws	Texas Charter and Texas Bylaws
	by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.	in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Texas Corporation.
Exclusive Forum and Jury Trials
The Delaware Charter does not include an exclusive forum provision.
The Delaware By-Laws provide that the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Delaware Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Delaware Corporation to the Delaware Corporation or the Delaware Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.
Neither the Delaware Charter nor the Delaware By-Laws includes a mandatory waiver of the right to a jury trial. Jury trials are generally not available in the Delaware Court of Chancery, which is the venue in which stockholder suits relating to the internal affairs of a Delaware corporation are typically filed.

The Texas Charter provides that the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Texas Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or shareholder of the Texas Corporation to the Texas Corporation or the Texas Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action arising pursuant to any provision of the TBOC or the Texas Charter or the Texas Bylaws or as to which the TBOC confers jurisdiction on the Business Court, (iv) any action to interpret, apply, enforce or determine the validity of the Texas Charter or the Texas Bylaws, (v) any action asserting a claim related to or involving the Texas Corporation that is governed by the internal affairs doctrine, (vi) any action asserting an “internal entity claim” as that term is defined in the TBOC, or (vii) any other action within the jurisdiction of the Business Court, including any claims within the supplemental jurisdiction of the Business Court.
The Texas Charter provides that any person or entity purchasing or

Issue	Delaware Charter and Delaware By-Laws	Texas Charter and Texas Bylaws
otherwise acquiring or holding any interest in shares of stock of the Texas Corporation shall be deemed to have irrevocably and unconditionally waived any right it may have to a trial by jury in any legal action, proceeding, cause of action or counterclaim asserting an “internal entity claim” as that term is defined in the TBOC, and to the fullest extent permitted by applicable law, any other legal action, proceeding, cause of action or counterclaim within the scope of the foregoing exclusive forum provision.
Duration of Proxies	The Delaware By-Laws are silent with respect to the duration of proxies and therefore, pursuant to the DGCL, no proxy authorized by a stockholder is valid after three years from the date of its execution, unless the proxy provides for a longer period.	Consistent with the TBOC, the Texas Bylaws provide that no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.
Comparison of Stockholder Rights under Delaware and Texas Law
The statutory corporate laws of Texas, as governed by the TBOC, are similar in many respects to those of Delaware, as governed by the DGCL. However, there are certain differences that may relate to your rights as a stockholder, as well as the corporate governance of the Company. The following are brief summaries of certain legal considerations relating to the current rights of stockholders of a Delaware corporation and the rights of shareholders of a Texas corporation and the corporate governance of a company in Delaware and in Texas. Certain differences in the legal considerations described below may not affect you in light of the Company’s decision to include certain optional provisions in the Texas Charter and the Texas Bylaws, as permitted by the TBOC.
Issue	Delaware	Texas
Fiduciary Duties
In Delaware, fiduciary duties are generally developed by case law.
In general, directors and officers are subject to the fiduciary duties of care and loyalty (which further include the duties of good faith, oversight, and disclosure).
The duty of care requires directors not to act with gross negligence, including, depending on the facts and circumstances, by being well-informed and gathering and considering reasonably available relevant information.
The duty of loyalty requires directors to act in good faith and under the belief that their actions will be best for the corporation and its stockholders.
Directors are “fully protected” if they

In Texas, fiduciary duties are generally developed by case law.
Directors and officers owe fiduciary duties of loyalty, care, and obedience (i.e., duty to follow the law) to the corporation.
Directors and officers may rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by an officer or employee of the corporation, legal counsel, a certified public accountant, an investment banker, a person who the director or officer reasonably believes possesses professional expertise in the matter, or a committee of the corporation on which the director or officer does not serve.

Issue	Delaware	Texas
rely in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.
Business Judgment Rule
Under Delaware law, directors and officers are generally protected by the business judgment rule, which is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company. Under the business judgment rule, a court will generally not second-guess directors’ decisions unless the business judgment rule’s presumptions have been rebutted for the challenged decision. If the business judgment rule’s presumptions have been rebutted, directors will not be personally liable absent a finding of non-exculpated fiduciary misconduct. Personal liability for directors for breach of the duty of care cannot occur unless (i) the director acted with gross negligence and (ii) the certificate of incorporation lacks an applicable exculpation provision. The Delaware Charter has an exculpation provision which forecloses personal liability for duty of care breaches for directors.
Delaware courts apply enhanced scrutiny in certain scenarios involving the adoption of defensive measures, certain change of control transactions, and certain scenarios involving interference with stockholders’ voting rights. If enhanced scrutiny applies, the court generally reviews directors’ actions for reasonableness. Delaware courts apply the most stringent entire fairness standard of review where either (i) a majority of directors who made the challenged decision were interested or lacked independence from an

Under the TBOC, directors and officers are generally protected by the business judgment rule, which protects directors and officers from liability for decisions that may be considered negligent or unwise if made in good faith and within their discretion in furtherance of the corporation’s interests. Texas courts have typically not imposed liability on disinterested directors unless the conduct involves fraud or an ultra vires act, although Texas case law is not clear as to whether “gross negligence” will support a breach of the duty of loyalty and therefore impose liability. In addition, the Texas Charter has an exculpation provision which forecloses personal liability for directors and officers’ duty of care breaches, including those involving gross negligence.
For a corporation listed on a national securities exchange or that has elected in its governing documents to be governed by Section 21.419 of the TBOC (in either case, a “21.419 Corporation”) the TBOC codifies the business judgment rule and establishes a presumption that directors and officers, in deciding upon matters of business, act in good faith, on an informed basis, in furtherance of the interests of the corporation, and in obedience to the law and the corporation’s governing law. The TBOC designates the business judgment rule as the governing standard for director and officer liability in all circumstances, including transactions with controlling shareholders.

Issue	Delaware	Texas
interested party or (ii) certain transactions involving a conflicted controlling stockholder. However, the DGCL provides that if a statutory safe harbor applies, the act or transaction cannot be the subject of equitable relief or give rise to an award of money damages against directors, officers, or controlling stockholders.
Interested Party Transaction Approvals	Section 144 of the DGCL provides safe harbor procedures for acts or transactions in which one or more directors or officers as well as controlling stockholders and members of control groups have interests or relationships that might render them interested or not independent with respect to the act or transaction. If one of the statutory safe harbors applies, the act or transaction at issue may not be the subject of equitable relief or give rise to an award of damages against a director or officer. Section 144 of the DGCL provides that certain acts or transactions involving interested directors or officers will be protected if the act or transaction is (i) approved or recommended by a majority of the disinterested directors, either serving on the board of directors or a committee of the board of directors, acting in good faith, without gross negligence and with knowledge as to the material facts, (ii) approved or ratified by an informed, uncoerced, affirmative vote of a majority of the votes cast by the disinterested stockholders entitled to vote thereon, or (iii) fair to the corporation and its stockholders. If a majority of the directors are not disinterested directors with respect to the act or transaction, any such disinterested director approval or recommendation must be provided through a disinterested director committee that consists of two or more directors. The DGCL provides statutory definitions of what parties constitute a controlling stockholder or control group and safe harbor procedures that can be followed to insulate from challenge specified acts or transactions from which a controlling stockholder or control group receives a
The TBOC provides that an otherwise valid and enforceable contract or transaction between a corporation and (i) one or more directors or officers of the corporation, or one or more affiliates or associates thereof, or (ii) an entity or other organization in which one or more directors or officers of the corporation, or one or more affiliates or associates thereof, is a “managerial official” or has a financial interest, is valid and enforceable, and is not void or voidable, notwithstanding such relationship or interest if any one of the following conditions is satisfied: (a) the material facts as to the applicable relationship or interest and as to the contract or transaction are disclosed to or known by: (1) the corporation’s board of directors or a committee of the board of directors, and the board of directors or committee in good faith authorizes the contract or transaction by the approval of the majority of the disinterested directors or committee members, regardless of whether the disinterested directors or committee members constitute a quorum, or (2) the shareholders entitled to vote on the authorization of the contract or transaction, and the contract or transaction is specifically approved in good faith by a vote of the shareholders, or (b) the contract or transaction is fair to the corporation when the contract or transaction is authorized, approved, or ratified by the board of directors, a committee of the board of directors, or the shareholders.
The TBOC differs from the DGCL’s interested party transaction statute in that it expressly provides that if at least one of the above conditions is satisfied, neither the 21.419 Corporation nor any

Issue	Delaware	Texas

unique benefit.
A controlling stockholder transaction that does not constitute a “going private transition” may be entitled to the statutory safe harbor protection if it is (i) approved or recommended by a majority of the directors serving on a fully empowered committee of disinterested directors acting in good faith, without gross negligence and with knowledge of the material facts, (ii) approved or ratified by the informed and uncoerced vote of a majority of the votes cast by the disinterested stockholders entitled to vote thereon and is conditioned on such approval or ratification at or prior to the time it is submitted to stockholders, or (iii) fair to the corporation and its stockholders. A controlling stockholder transaction that constitutes a “going private transaction” may be entitled to the statutory safe harbor protection if items (i) and (ii) of the foregoing sentence are both obtained or the act or transaction is fair to the corporation and its stockholders. The DGCL provides criteria for determining the independence and disinterestedness of directors and stockholders and provides for a rebuttable presumption of independence where directors satisfy exchange rules for independence.
of the 21.419 Corporation’s shareholders will have a cause of action against any of the 21.419 Corporation’s directors or officers for breach of duty with respect to the making, authorization, or performance of the contract or transaction because the person had an applicable relationship or interest.
Increasing or Decreasing Authorized Capital Stock, Including Number of Unissued Shares of a Series of Preferred Stock	Under the DGCL, except as provided below, the board cannot increase or decrease the amount of authorized capital stock without stockholder approval unless the increase in the number of authorized shares is in connection with a forward stock split, in which case the number of authorized shares can be increased up to an amount proportionate to the subdivision without stockholder approval, provided that the corporation only has one class of stock outstanding and such class is not divided into series (unless stockholder approval is expressly required by the certificate of incorporation). See “Comparison of Stockholder Rights under Delaware and Texas Law — Charter Amendments” below.
Under the TBOC, once stock has been issued, the board cannot unilaterally increase or decrease the amount of authorized capital stock without shareholder approval, and there is no express exception for forward stock splits.
With respect to a series of shares of preferred stock established by the board of directors if authorized by the corporation’s certificate of formation (and subject thereto), unless the certificate of formation expressly restricts the board of directors from increasing or decreasing the number of unissued shares of a series to be established by the board of directors, the board of directors may increase or decrease the number of shares in each series to be established, except that the

Issue	Delaware	Texas
	Unless otherwise provided in any a certificate of designations designating any series of preferred stock, the number of shares of stock of any such series may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by resolution of the board of directors upon the filing of a certificate of increase or decrease with the Delaware Secretary of State. Unless otherwise provided in the certificate of incorporation, when no shares of any such series of preferred stock are outstanding, either because none were issued or because no issued shares of any series remain outstanding, the board of directors may eliminate such series of preferred stock by resolution of the board of directors upon the filing of a certificate with the Delaware Secretary of State.	board of directors may not decrease the number of shares in a particular series to a number that is less than the number of shares in that series that are issued at the time of the decrease.
Number of Directors	Under the DGCL, the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors. If the certificate of incorporation fixes the number of directors, then a change in the number of directors shall be made only by amendment of the certificate of incorporation.
Under the TBOC, the number of directors shall be set by, or in the manner provided by, the certificate of formation or bylaws, except that the number of directors on the initial board of directors must be set by the certificate of formation.
The number of directors may be increased or decreased by amendment to, or as provided by, the certificate of formation or bylaws.
If the certificate of formation or bylaws do not set the number constituting the board of directors or provide for the manner in which the number of directors must be determined, the number of directors is the same as the number constituting the initial board of directors as set by the certificate of formation.

Procedures for Filling Vacant Directorships	Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws: (i) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors
Under the TBOC, except as provided below with respect to class voting, vacancies may be filled by the affirmative vote of the majority of the remaining directors, even if less than a quorum, or by the election at an annual or special meeting of shareholders called for that purpose.
The term of a director elected to fill a

Issue	Delaware	Texas

then in office, although less than a quorum, or by a sole remaining director; and (ii) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
In the case of a Delaware corporation the directors of which are divided into classes, all directors chosen under (i) or (ii) of the above shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

vacancy occurring in the board of directors is the unexpired term of the director’s predecessor in office.
Except as provided below with respect to class voting, a directorship to be filled because of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. The board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.
Unless otherwise authorized by a corporation’s certificate of formation, a vacancy or a newly created vacancy in a director position that the certificate of formation entitles the holders of a class or series of shares or group of classes or series of shares to elect may be filled only: (i) by the affirmative vote of the majority of the directors then in office elected by the class, series, or group; (ii) by the sole remaining director elected in that manner; or (iii) by the affirmative vote of the holders of the outstanding shares of the class, series, or group.

Committees	Under the DGCL, the board of directors may, by resolution, designate one or more committees, each consisting of one or more directors. The board may also designate one or more director(s) as alternate committee members who can replace any absent or disqualified member. The board can authorize any committee to have and to exercise all the powers and authority of the board in the management of the business, but no committee of a corporation formed before July 1, 1996 (such as the Company) may have power or authority with respect to: (i) amending the certificate of incorporation (except with respect to certificates of designations, to the extent authorized therein); (ii) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the	Under the TBOC, the board of directors may designate committees composed of one or more directors if authorized by the certificate of formation or the bylaws of the corporation. Once appointed, a committee has the full authority of the board of directors, though such authority may be limited by the resolution that created the committee, the certificate of formation, the bylaws, or the TBOC. A committee cannot (i) amend the certificate of formation, except to establish a series of shares, change the number of shares in a series, or eliminate a series of shares; (ii) propose a reduction of stated capital; (iii) approve a plan of merger, share exchange, or conversion; (iv) recommend to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation not made in

Issue	Delaware	Texas
corporation’s property and assets or recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; (iii) amending the bylaws of the corporation; or (iv) unless the resolution, bylaws or certificate of incorporation expressly provides, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger.
the ordinary course of business; (v) recommend to the shareholders a voluntary winding up and termination or revocation of such action; (vi) amend, adopt, or repeal bylaws; (vii) fill board vacancies; (viii) fill committee vacancies or designate alternate committee members; (ix) fill vacancies due to an increase in the number of directors; (x) elect or remove officers or committee members; (xi) set committee member compensation; or (xii) alter or repeal a board resolution that states that the board resolution cannot be amended or repealed by a committee.
The board of directors of a 21.419 Corporation may adopt resolutions that authorize the formation of a committee of independent and disinterested directors to review and approve transactions, whether or not contemplated at the time of the committee’s formation or a petition under Section 21.4161 of the TBOC, involving the 21.419 Corporation or any of its subsidiaries and a controlling shareholder, director, or officer.

Special Meetings of the Stockholders	Under the DGCL, the board of directors, or any other one or more persons authorized in the certificate of incorporation or bylaws, may call a special meeting. Stockholders do not have a statutory right to call a special meeting, but the certificate of incorporation or bylaws for the corporation may provide for such right. Neither the Delaware Charter nor the Delaware By-Laws vests stockholders with the right to call special meetings.
Under the TBOC, special meetings of the shareholders of a corporation may be called by: (i) the president, the board of directors, or any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation; or (ii) the holders of the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote or, if no percentage is specified, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.
Under the TBOC, a corporation cannot prohibit its shareholders from calling a special meeting of shareholders.

Adjournment of Stockholder Meetings	Under the DGCL, unless the bylaws provide otherwise, a meeting of stockholders may be adjourned to another time or place without notice if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders	Under the TBOC, unless the certificate of formation or bylaws provide otherwise, a meeting of shareholders may be adjourned due to lack of quorum until the time and to the place as may be determined by a vote of the holders of the majority of the shares

Issue	Delaware	Texas

may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting.
Under the DGCL, if a meeting of stockholders is adjourned for more than 30 days, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting, or each stockholder of record entitled to vote at the adjourned meeting as of the new record date set for notice of the adjourned meeting, respectively.
At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

who are present or represented by proxy at the meeting.
The TBOC does not have a specific provision on the notice for an adjourned meeting or the business that may be transacted at an adjourned meeting.
Generally, under the TBOC, the only business that may be conducted at a special meeting of the shareholders is business that is within the purpose or purposes described in the notice.

Voting by Proxy	Under the DGCL, a stockholder may authorize another person or persons to act for such stockholder by proxy. A proxy is valid for three years from its date unless a longer period is provided in the proxy.	Under the TBOC, a shareholder may authorize another person or persons to act for such shareholder by proxy. A proxy is valid for eleven months from its date of execution unless a longer period is provided in the proxy.
Quorum and Required Vote	Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares and/or the amount of other securities having voting power the holders of which must be present or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than one-third of the shares of such class or series or classes or series.	Under the TBOC, subject to the following sentence, the holders of the majority of the shares entitled to vote at a meeting of the shareholders of a Texas corporation that are present or represented by proxy at the meeting are a quorum for the consideration of a matter to be presented at that meeting. The certificate of formation of a corporation may provide that a quorum is present only if: (i) the holders of a specified portion of the shares that is greater than the majority of the shares entitled to vote are represented at the meeting in person or by proxy; or (ii) the holders of a specified portion of the shares that is less than the majority but not less than one-third of the shares

Issue	Delaware	Texas

In the absence of such specification in the certificate of incorporation or bylaws of the corporation: (i) a majority in voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders; (ii) in all matters other than the election of directors, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; (iii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (iv) where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.
A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

entitled to vote are represented at the meeting in person or by proxy.
The certificate of formation or bylaws of a corporation may provide that a director of a corporation shall be elected only if the director receives: (i) the vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote in the election of directors; (ii) the vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present; or (iii) the vote of the holders of a specified portion, but not less than the majority, of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. If no standard is specified, directors of a corporation shall be elected by a plurality of the votes cast.
Subject to the following sentence, with respect to a matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of a corporation at which a quorum is present is the act of the shareholders. With respect to a matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the certificate of formation or bylaws of a corporation may provide that the act of the shareholders of the corporation is: (i) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on that matter; (ii) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to

Issue	Delaware	Texas
vote on that matter and represented in person or by proxy at a shareholders’ meeting at which a quorum is present; (iii) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on, and who voted for or against, the matter at a shareholders’ meeting at which a quorum is present; or (iv) the affirmative vote of the holders of a specified portion, but not less than the majority, of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting at which a quorum is present.
Stockholder Vote for Fundamental Business Transactions
Under the DGCL, a majority in voting power of the outstanding stock of the corporation entitled to vote thereon generally must approve fundamental changes, such as: (i) certain mergers or consolidations; (ii) a sale, lease, or exchange of all or substantially all of the corporation’s assets (provided that no stockholder authorization or consent is required (a) to mortgage or pledge the corporation’s property and assets unless the certificate of incorporation so requires or (b) where the property or assets in the sale, lease or exchange is collateral that secures a mortgage or is pledged to a secured party and certain additional conditions are met); (iii) dissolution; (iv) conversion of a domestic corporation to other entities; and (v) transfer, domestication or continuance of a domestic corporation to a foreign jurisdiction. The certificate of incorporation may contain provisions requiring for any corporate action the vote of a larger portion of the stock or of any class or series thereof than is required by the DGCL.
There is no specific quantity or percentage that definitively governs whether a given portion of assets to be sold constitutes substantially all of assets. Instead, the inquiry hinges on a fact-intensive evaluation of whether the assets to be sold are quantitatively and qualitatively vital to the business of the corporation.

Under the TBOC, unless otherwise provided for in the TBOC or the certificate of formation of a corporation, shareholders holding at least two-thirds of the outstanding shares entitled to vote on the matter must typically approve fundamental business transactions such as: (i) a merger; (ii) an exchange; (iii) a conversion; or (iv) a sale of all or substantially all of the corporation’s assets that is not made in the usual and regular course of the corporation’s business. No approval is required, however, for a sale of assets made in the usual and regular course of the corporation’s business. Under the TBOC, even the transfer of substantially all of a corporation’s assets is deemed not to require shareholder approval if the corporation continues directly or indirectly to engage in one or more businesses.
The certificate of formation can provide for a different threshold of approval for fundamental business transactions, but not less than a majority of the shares entitled to vote.
Except as otherwise provided by the TBOC, if a class or series of shares is entitled to vote as a class or series on a fundamental business transaction, the affirmative vote of the holders of at least two-thirds of the outstanding shares in each such class or series of shares entitled to vote on the transaction as a class or series is also

Issue	Delaware	Texas

required to approve the fundamental business transaction, unless a different threshold, not less than a majority, is specified in the certificate of formation. Shares entitled to vote as a class or series are only entitled to vote as a class or series on the fundamental business transaction unless that class or series is otherwise entitled to vote on each matter submitted to the shareholders generally or is otherwise entitled to vote under the certificate of formation.
The TBOC allows a corporation to provide in its certificate of formation that all shares vote as a single class for the purpose of approving any matter, even in transactions that would otherwise require approval by separate class vote.

Business Combinations Statute	Under the DGCL, unless a Delaware corporation’s certificate of incorporation or bylaws (original, or approved by stockholders) provide otherwise, Delaware corporations that have a class of voting stock listed on a national securities exchange or held of record by 2,000 or more persons are prohibited from entering into any “business combination” with any “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder. The DGCL generally defines a “business combination” as (i) certain mergers and consolidations; (ii) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets or the outstanding stock of a company; (iii) certain transactions that would result in the issuance or transfer of stock of the corporation to an interested stockholder; (iv) certain transactions that have the effect, directly or indirectly, of increasing the proportionate share of stock of the corporation which is owned by the interested stockholder, subject to exceptions; and (v) any receipt by the interested stockholder of the benefit, directly or indirectly, of any loans,	Under the TBOC, a Texas “issuing public corporation” is generally prohibited from, directly or indirectly, entering into (i) mergers, share exchanges or conversions with an affiliated shareholder or other entity that after such transaction would be an affiliate or associate of an affiliated shareholder, and certain other entities, (ii) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets having an aggregate market value of 10% or more of (a) the aggregate market value of the consolidated assets of such corporation, (b) the aggregate market value of the outstanding voting stock of such corporation or (c) the earning power or net income of such corporation on a consolidated basis, (iii) certain transactions that would result in the issuance or transfer of shares of such corporation to an affiliated shareholder or an affiliate or associate, (iv) liquidation or dissolution plans or proposals with an affiliated shareholder or an associate or an affiliate of an associate of an affiliated shareholder, (v) certain transactions, including reclassifications of securities or other share distributions or recapitalizations, that have the effect, directly or indirectly, of increasing the proportionate ownership percentage of

Issue	Delaware	Texas

advances, guarantees, pledges or other financial benefits provided by or through the corporation, subject to certain exceptions.
“Interested stockholder” is generally defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period before the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person, in each case subject to certain exceptions.
The DGCL provides an exception to this prohibition if: (i) the corporation’s board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder prior to the date the interested stockholder became an interested stockholder; (ii) the interested stockholder acquired at least 85% of the voting stock of that company (excluding shares owned by persons who are directors and also officers, and employee stock plans in which participants do not have the right to determine whether shares will be tendered in a tender or exchange offer) in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by the board of directors and the affirmative vote of at least two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting (and not by written consent).
A corporation may expressly elect in its certificate of incorporation to not be governed by this statute.

the outstanding shares of a class or series of voting shares or securities convertible into voting shares of the issuing public corporation that is beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, except as a result of immaterial changes due to fractional share adjustments or (vi) loans, advances, guarantees, pledges, or other financial assistance or a tax credit or other tax advantages the recipient of which is an affiliated shareholder or an affiliate or associate of an affiliated shareholder, in each case, with an “affiliated shareholder” or any affiliate or associate of the “affiliated shareholder” for a period of three years after the date the shareholder obtained “affiliated shareholder” status.
“Affiliated shareholder” is generally broadly defined as a person who beneficially owns (or has owned within the preceding three-year period) 20% or more of the outstanding voting stock of an issuing public corporation.
“Issuing public corporation” means a Texas corporation that has: (i) 100 or more shareholders of record as shown by the share transfer records of the corporation; (ii) a class or series of the corporation’s voting shares registered under the Exchange Act (15 U.S.C. Section 77b et seq.), as amended; or (iii) a class or series of the corporation’s voting shares qualified for trading on a national securities exchange.
The TBOC provides an exception to this prohibition if: (i) the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder becoming an affiliated shareholder; or (ii) the holders of at least two-thirds of the outstanding voting shares not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder approve the transaction at a meeting held no earlier than six months after the shareholder acquires such ownership.

Issue	Delaware	Texas
The TBOC expressly provides that the foregoing shareholder approval may not be by written consent. A corporation may expressly elect in its certificate of formation to not be governed by this statute.
Charter Amendments
Under the DGCL, subject to limited exceptions, an amendment to the certificate of incorporation must be approved by (i) the board of directors and (ii) the holders of a majority of a Delaware corporation’s outstanding stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number. Whether or not entitled to vote by the certificate of incorporation, the holders of the outstanding shares of a class are entitled to vote as a class on a proposed amendment, if the amendment would (i) increase or decrease the aggregate number of authorized shares of such class; (ii) increase or decrease the par value of the shares of such class; or (iii) alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. However, the DGCL permits corporations to provide in their certificate of incorporation that no separate class vote(s) shall be required to increase or decrease the aggregate number of authorized shares of such class, in which case a share increase/decrease amendment would instead be approved by the holders of all outstanding shares, voting together as a single class.
In addition, unless otherwise expressly required by the certificate of incorporation: (i) no meeting or vote of stockholders is required to adopt an amendment that reclassifies by subdividing the issued shares of a class of stock into a greater number of issued shares of the same class of stock (and, in connection therewith, such amendment may increase the number of authorized shares of such class of stock up to an amount proportionate to the subdivision), provided the corporation has only one class of stock outstanding and such class is not divided into series;

Under the TBOC, subject to limited exceptions, an amendment to the certificate of formation requires the approval of (i) the board of directors and (ii) the holders of at least two-thirds of the outstanding shares of the Texas corporation entitled to vote thereon, unless a different threshold, not less than a majority, is specified in the certificate of formation.
If a class or series of shares is entitled to vote as a class or series on an amendment to the certificate of formation, the affirmative vote of the holders of at least two-thirds (unless a different threshold, not less than a majority, is specified in the certificate of formation) of the outstanding shares in each such class or series of shares entitled to vote on the amendment as a class or series is also required to approve an amendment to the certificate of formation, although the TBOC allows corporations to provide in their certificate of formation that all shares vote as a single class for such an amendment. In addition, the TBOC allows corporations to provide in their certificate of formation that no separate class vote(s) shall be required to increase or decrease the aggregate number of authorized shares of a class, in which case a share increase/decrease amendment would instead be approved by the holders of a majority of all outstanding shares entitled to vote thereon, voting together as a single class.

Issue	Delaware	Texas
and (ii) an amendment to increase or decrease the authorized number of shares of a class of capital stock or an amendment to reclassify by combining the issued shares of a class of capital stock into a lesser number of issued shares of the same class of stock may be made and effected, without obtaining the vote or votes of stockholders otherwise required if: (a) the shares of such class are listed on a national securities exchange immediately before such amendment becomes effective and meet the listing requirements of such national securities exchange relating to the minimum number of holders immediately after such amendment becomes effective, (b) at a properly called meeting, a vote of the stockholders entitled to vote thereon, voting as a single class, is taken for and against the proposed amendment, and the votes cast for the amendment exceed the votes cast against the amendment, and (c) if the amendment increases or decreases the authorized number of shares of a class of capital stock for which no provision in the certificate of incorporation has been made in accordance with the DGCL, the votes cast for the amendment by the holders of such class exceed the votes cast against the amendment by the holders of such class.
Bylaw Amendments	Under the DGCL, stockholders of a Delaware corporation entitled to vote have the right to amend, repeal or adopt the bylaws. If a Delaware corporation’s certificate of incorporation so provides, the Delaware corporation’s board of directors may also have the right to amend, repeal or adopt the bylaws.	Generally, under the TBOC, the board of directors may amend, repeal or adopt bylaws. However, the shareholders may amend, repeal or adopt bylaws even if the directors also have that power, and a Texas corporation’s certificate of formation may wholly or partly reserve the power to amend, repeal or adopt bylaws exclusively to the shareholders. Similarly, the shareholders, in amending, repealing or adopting a particular bylaw, may expressly provide that the board of directors may not amend, readopt or repeal that bylaw.
Dividends and Distributions	Under the DGCL, a Delaware corporation may, subject to any restrictions contained in its certificate	Under the TBOC, a distribution is defined as a transfer of cash or other property (except a corporation’s own

Issue	Delaware	Texas

of incorporation, pay dividends out of surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.
A Delaware corporation may not pay dividends if doing so would render the corporation insolvent in the sense that its liabilities exceed its assets or it could not pay its debts as they come due, and also may not pay dividends if doing so would impair the corporation’s ability to continue as a going concern.

shares or rights to acquire its shares or a split-up or division of the issued shares of a class of a corporation into a larger number of shares within the same class that does not increase the stated capital of the corporation), or an issuance of debt, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of a Texas corporation’s outstanding shares; (ii) a purchase or redemption, directly or indirectly, of its shares; or (iii) a payment in liquidation of all or a portion of its assets.
Under the TBOC, a Texas corporation may not make a distribution if such distribution violates its certificate of formation, if the corporation’s surplus is less than the amount of the corporation’s stated capital (as determined by the TBOC) or, unless a Texas corporation is in receivership or the distribution is made in connection with the winding up and termination of the Texas corporation, if it either renders the Texas corporation unable to pay its debts as they become due in the course of its business or affairs, or exceeds, depending on the type of distribution, either the net assets or the surplus of the Texas corporation, or, subject to certain exceptions, if the distribution will be made to shareholders of another class or series.

Stock Redemption and Repurchase
Under the DGCL, a Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A Delaware corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced. However, a corporation may not purchase redeemable shares for a price greater than that at which they would be redeemed.
In addition, a Delaware corporation
As noted above, under the TBOC, the purchase or redemption by a Texas corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases.

Issue	Delaware	Texas
may not effect a repurchase or redemption if doing so would render the corporation insolvent in the sense that its liabilities exceed its assets or it could not pay its debts as they come due, and also may not repurchase or redeem shares if doing so would impair the corporation’s ability to continue as a going concern.
Inspection of Books and Records
Under the DGCL, any stockholder may inspect, and make copies and extracts from, a Delaware corporation’s books and records during normal business hours for any proper purpose (defined to mean a purpose reasonably related to the stockholder’s interest as a stockholder) upon written demand under oath stating the purpose of the inspection. The DGCL defines “books and records” to mean a specific set of materials that includes, without limitation, the governing documents, certain agreements with stockholders, minutes of certain board and stockholder meetings, certain communications with stockholders generally, certain actions by written consent of the board and stockholders, annual financial statements for the past three years and director independence questionnaires. The stockholder may only inspect books and records if the stockholder’s demand is made in good faith, is for a proper purpose, and describes with reasonable particularity the stockholder’s purpose and the books and records sought.
The DGCL provides that the corporation may impose reasonable restrictions on the confidentiality, use, and distribution of books and records and may require the stockholder to stipulate that any books and records received are deemed incorporated by reference in any follow-on complaint in a plenary action relating to the subject matter of the demand.
If a Delaware corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to a Delaware court for an order to compel such

Under the TBOC, a shareholder may inspect a Texas corporation’s books and records during normal business hours upon written demand stating a proper purpose if such shareholder holds at least 5% of the outstanding shares of stock of the Texas corporation or has been a holder of shares for at least six months prior to such demand.
If a Texas corporation refuses to allow a person to examine and make copies of account records, minutes, and share transfer records under the TBOC, the Texas corporation is liable to the shareholder for any cost or expense, including attorney’s fees, incurred in enforcing the shareholder’s rights under the TBOC to examine such materials.
A Texas corporation may defend against an inspection action by establishing that the shareholder: (i) has sold or offered for sale, or has aided or abetted a person in procuring a list of shareholders or of holders of voting trust certificates for the purpose of selling, a list of shareholders or of holders of voting trust certificates for shares of the Texas corporation or any other corporation within the two years preceding the date the action is brought; (ii) has improperly used information obtained through prior examination of the books, account records, minutes, or share transfer records of the corporation or any other corporation; or (iii) was not acting in good faith or for a proper purpose in making the request.
The TBOC (i) provides that emails, text messages, and social media information are not considered corporate records unless effectuating a corporate action and (ii) prohibits shareholders of a

Issue	Delaware	Texas

inspection.
Delaware courts may not order inspection of any documents beyond those defined as “books and records” unless either of two exceptions applies. First, if the corporation does not have certain materials defined as “books and records,” a Delaware court may order the production of their functional equivalent only if and to the extent the stockholder has met other requirements of the books and records statute and only to the extent necessary and essential to fulfill the stockholder’s proper purpose. Second, a Delaware court may order production of additional materials only if (i) the stockholder has met other requirements of the books and records statute, (ii) the stockholder made a showing of compelling need for such materials, and (iii) the stockholder has demonstrated by clear and convincing evidence that such materials are necessary and essential to further their proper purpose.
21.419 Corporation from inspecting corporate records related to active or pending derivative suits or litigation involving the corporation as an adversarial party.
Limitation of Personal Liability of Directors, Officers and Controlling Stockholders
Under the DGCL, a Delaware corporation is permitted to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision does not eliminate or limit the liability of: (i) a director or officer breaching the duty of loyalty to the corporation or its stockholders; (ii) a director or officer failing to act in good faith or engaging in intentional misconduct or a knowing violation of law; (iii) a director declaring an illegal dividend or approving an illegal stock purchase or redemption; (iv) a director or officer obtaining an improper personal benefit from the corporation; or (v) an officer in any action by or in the right of a Delaware corporation.
The DGCL further provides that controlling stockholders and control groups, in their capacity as such, cannot be liable for monetary damages for

Under the TBOC, a Texas corporation is permitted to provide that a director or officer is not liable, or is liable only to the extent provided by the certificate of formation, to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director or officer, respectively.
The TBOC does not, however, permit any limitation of the liability of a director or officer for: (i) a breach of the duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law; (iii) a transaction from which the director or officer obtains an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (iv) an act or omission for which the liability of a director or officer is expressly provided by an applicable statute (such as wrongful

Issue	Delaware	Texas
breach of the fiduciary duty of care.
distributions).
The TBOC also provides that 21.419 Corporations and their shareholders would not have a cause of action against a director or officer of the 21.419 Corporation as a result of any act or failure to act, unless: (i) the presumption of the business judgment rule is rebutted; (ii) the director’s or officer’s act or failure to act constituted a breach of a fiduciary duty; and (iii) such breach involved fraud, intentional misconduct, an ultra vires act, or a knowing violation of law.

Considerations by Directors Permitted by Statute	Under the DGCL, except for corporations that have opted to become public benefit corporations, directors of Delaware corporations do not have any express statutory authority to consider constituencies beyond stockholders when discharging their fiduciary duties. Delaware case law provides that fiduciary duties generally require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders and that directors can consider the interests of other constituencies so long as doing so serves the ultimate goal of value maximization.
Under the TBOC, in discharging the duties of a director and in considering the best interests of the corporation, a director is entitled to consider the long-term and short-term interests of the corporation and the shareholders of the corporation, including the possibility that those interests may be best served by the continued independence of the corporation.
In discharging the duties of a director or officer under the TBOC or otherwise, a director or officer of a corporation is entitled to consider any social purpose specified in the corporation’s certificate of formation. In addition, the TBOC provides that nothing in the applicable section thereof prohibits or limits a director or officer of a corporation that does not have a social purpose specified as a purpose in the corporation’s certificate of formation from considering, approving, or taking an action that promotes or has the effect of promoting a social, charitable, or environmental purpose.

Indemnification of Directors and Officers	Under the DGCL, a Delaware corporation is permitted to indemnify any person who is a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in	Under the TBOC, a Texas corporation is permitted to indemnify a director, former director, or delegate who was, is, or is threatened to be made a respondent in a proceeding, against judgments and against expenses (other than a judgment) reasonably and actually incurred by the person in connection with a proceeding if the person: (i) acted in good faith; (ii) reasonably believed, in the case of

Issue	Delaware	Texas

settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party or threatened to be made a party, provided such person acted in good faith and in a manner the person reasonably believed was in or not opposed to the best interests of the corporation, and in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful.
In connection with any threatened, pending or completed action or suit by or in the right of the corporation involving a person who is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a Delaware corporation has the power to indemnify such a person who is a party or is threatened to be made a party for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit: (i) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) if such person is found liable to the corporation, only to the extent the Court of Chancery or the court in which such action or suit was brought determined that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. This is not exclusive of any other indemnification rights that may be granted by a Delaware corporation to its directors, officers, employees or agents.

conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.
If, however, the person is found liable to a Texas corporation, or is found liable on the basis that he or she received an improper personal benefit, then indemnification under the TBOC is limited to the reimbursement of reasonable expenses actually incurred in connection with the proceeding, and which excludes a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan. Furthermore, no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation; (ii) breach of the person’s duty of loyalty owed to the corporation; or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.
A corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent, as provided by: (a) the corporation’s governing documents; (b) general or specific action of the corporation’s board of directors; (c) resolution of the shareholders; (d) contract; or (e) common law.

Advancement of Expenses	Under the DGCL, expenses (including attorneys’ fees) incurred by an officer or	Under the TBOC, a corporation may pay or reimburse reasonable expenses

Issue	Delaware	Texas
	director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL.	incurred by a present director or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the determinations required for permissive indemnification after the corporation receives: (i) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by the TBOC.
Procedure for Indemnification	Under the DGCL, a determination that indemnification of a director or officer is appropriate generally must be made: (i) by a majority vote of directors who are not party to the proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.	Under the TBOC, a determination that indemnification is appropriate generally must be made: (i) by a majority vote of the directors who, at the time of the vote, are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a special committee of the board of directors if the committee is designated by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum, and is composed solely of one or more directors who are disinterested and independent; (iii) by special legal counsel selected by majority vote under (i) or (ii) above; (iv) by the shareholders in a vote that excludes those shares held by directors who, at the time of the vote, are not disinterested and independent; or (v) by a unanimous vote of the shareholders of the corporation.
Mandatory Indemnification	The DGCL requires indemnification for expenses (including attorneys’ fees) actually and reasonably incurred with respect to any claim, issue or matter on which the director or “officer” (as defined for purposes of Section 145(c) of the DGCL) is successful on the merits or otherwise, in the defense of the proceeding.	The TBOC requires indemnification for reasonable expenses actually incurred only if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding.
Selection of Forum/Venue	Under the DGCL, a Delaware corporation’s certificate of	Under the TBOC, the governing documents of a Texas entity may

Issue	Delaware	Texas

incorporation or bylaws may require, consistent with applicable jurisdictional requirements, that any or all internal corporate claims shall be brought solely and exclusively in any or all of the courts in Delaware, and no provision of a Delaware corporation’s certificate of incorporation or bylaws may prohibit bringing such claims in the courts of Delaware.
“Internal corporate claims” means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity; or (ii) as to which the DGCL confers jurisdiction upon a Delaware court.
Effective as of August 1, 2025, the DGCL will further provide that, with respect to claims that are not internal corporate claims, the certificate of incorporation or bylaws may require stockholders, when acting in their capacity as stockholders or in the right of the corporation, to bring any or all such claims only in 1 or more prescribed forums or venues, if such claims relate to the business of the corporation, the conduct of its affairs, or the rights or powers of the corporation or its stockholders, directors or officers; provided that such requirement is consistent with applicable jurisdictional requirements and allows a stockholder to bring such claims in at least 1 court in Delaware that has jurisdiction over such claims.

require, consistent with applicable state and federal jurisdictional requirements, that any internal entity claims shall be brought only in a court in Texas.
“Internal entity claim” means a claim of any nature, including a derivative claim in the right of an entity, that is based on, arises from, or relates to the internal affairs of the entity. Internal affairs include the rights, powers, and duties of the entity’s governing persons, officers, owners, and members, and matters relating to the entity’s membership or ownership interests.
The TBOC allows a corporation to identify a particular court in Texas as its sole venue.

Stock Ownership Requirement for Derivative Suits; Jury Trials	Under the DGCL, subject to limited exceptions, a stockholder may not institute or maintain a derivative suit unless the plaintiff was a stockholder of the corporation at the time of the transaction of which such stockholder complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law, and the plaintiff maintains such ownership throughout the litigation. A limited number of Delaware corporations may have included an ownership threshold for derivative claims in their bylaws, however, Delaware courts have not	Under the TBOC, a shareholder may not institute or maintain a derivative proceeding unless: (i) the shareholder was a shareholder of the corporation at the time of the transaction in question, or became a shareholder by operation of law originating from a person that was a shareholder at the time of the transaction in question; and (ii) the shareholder fairly and adequately represents the interests of the corporation in enforcing the right of the corporation. The TBOC allows corporations with common shares listed on a national securities exchange and

Issue	Delaware	Texas

opined on the enforceability of these provisions.
Jury trials are generally not available in the Delaware Court of Chancery, which is the venue in which stockholder suits relating to the internal affairs of a Delaware corporation are typically filed.

corporations with over 500 shareholders that have elected to be governed by Section 21.419 of the TBOC to set an ownership threshold in their governing documents (not to exceed 3% of outstanding shares) that shareholders must satisfy to bring a derivative claim.
The TBOC allows a Texas corporation to include a waiver of jury trial in its certificate of formation or bylaws, and that such waiver will constitute a knowing waiver if enforced against a party approving the certificate of formation or bylaws or acquiring a security after the adoption of such certificate of formation or bylaws, continuing to hold a security of a public company after such certificate of formation or bylaws are adopted or by other methods permitted under law.

Dissent and Appraisal Rights
Under the DGCL, a stockholder or “beneficial owner” (as defined in Section 262 of the DGCL) of a corporation that is a constituent in a merger, consolidation, conversion, domestication, transfer, or continuance may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of their shares as determined by a Delaware court.
Under the DGCL, stockholders have no appraisal rights in the event of a merger, consolidation, conversion, domestication, transfer or continuance if (i) prior to the effective time of the transaction the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 stockholders, and (ii) in the merger, consolidation conversion, domestication, transfer or continuance, they receive solely shares of stock of the surviving corporation or entity or of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders.
Under the TBOC, except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations with voting rights have dissenters’ rights in the event of a merger, consolidation, interest exchange, conversion, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. However, a shareholder of a Texas corporation has no dissenters’ rights with respect to any plan of merger or conversion in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange, if: (i) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate: (a) listed on a national securities exchange, or (b) held of record by at least 2,000 owners, (ii) the owner is not required by the terms of

Issue	Delaware	Texas
the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive, and (iii) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than: (a) ownership interests, or depository receipts in respect of ownership interests, of another entity of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are: (i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance, or (ii) held of record by at least 2,000 owners, (b) cash instead of fractional ownership interests the owner would otherwise be entitled to receive, or (c) any combination of the ownership interests and cash above.
Independence of Corporate Statute	Delaware does not have an analogous statute.	The TBOC prohibits the plain meaning of the statutes under the TBOC from being supplanted, contravened, or modified by the laws or judicial decisions of any other jurisdiction.
Judicial Certification of Committees and Panels	Delaware does not have an analogous statute.	The TBOC permits corporations to request a court, at the start of a transaction or investigation of a derivative claim, to judicially determine the independence and disinterestedness of directors on special committees reviewing transactions or individuals on panels reviewing derivative claims. Future challenges to independence or disinterestedness would require new facts.

No Impact on NYSE Listing or SEC Reporting Obligations
We will continue to be a publicly traded company following completion of the Texas Reincorporation, and the Delaware Corporation Class A Common Stock will continue to be listed on NYSE as the Texas Corporation Class A Common Stock and traded under the symbol “DDS.” The Company will continue to file required periodic reports and other documents with the SEC. We do not expect any interruption in trading as a result of the Texas Reincorporation. We and our shareholders will be in the same respective positions under the federal securities laws after the Texas Reincorporation as we and our stockholders were prior to the Texas Reincorporation.
No Material Accounting Implications
Effecting the Texas Reincorporation will not have any material accounting implications.
No Exchange of Stock Certificates Required
Stockholders will not have to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding share of Delaware Corporation Class A Common Stock or Delaware Corporation Class B Common Stock will automatically be converted into one share of Texas Corporation Class A Common Stock or Texas Corporation Class B Common Stock, as applicable, and stock certificates will represent the same number of shares of the Texas Corporation as they represented of the Delaware Corporation.
Certain Federal Income Tax Consequences
The following discussion summarizes certain U.S. federal income tax consequences of the Texas Reincorporation to holders of the shares of Delaware Corporation Class A Common Stock and Delaware Corporation Class B Common Stock, each of which share is converted into one outstanding share of Texas Corporation Class A Common Stock or Texas Corporation Class B Common Stock, as applicable, in connection with the Texas Reincorporation.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated or proposed thereunder (collectively, the “Treasury Regulations”), judicial authority, and administrative rulings and practice, all as in effect as of the date of this Proxy Statement, and all of which are subject to change at any time, possibly with retroactive effect. This discussion is limited to holders of Common Stock that are U.S. holders (as defined below) and that hold their shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code. Further, this discussion does not discuss all tax considerations that may be relevant to holders of Common Stock in light of their particular circumstances (including the Medicare tax imposed on net investment income and the alternative minimum tax), nor does it address any tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein), holders that acquired their shares of Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, financial institutions, insurance companies, dealers or traders in securities, holders that have a functional currency other than the U.S. dollar, holders that hold their shares of Common Stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes and persons that actually or constructively own 5% or more of the voting power, or 5% or more of the total value, of the Common Stock. This discussion does not address any U.S. federal estate, gift, or other non-income tax consequences or any state, local, or foreign tax consequences.
For purposes of this section, a “U.S. holder” is a beneficial owner of Common Stock that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Texas Reincorporation.
We intend the Texas Reincorporation, for U.S. federal income tax purposes, to qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. Assuming the Texas Reincorporation qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, then, for U.S. federal income tax purposes:
•
No gain or loss will be recognized by, and no amount will be included in the income of, a holder of Common Stock upon the conversion of such Common Stock into Texas Corporation Common Stock in connection with the Texas Reincorporation;

•
The aggregate tax basis of the shares of Texas Corporation Common Stock received by a holder of shares of Common Stock in connection with the Texas Reincorporation will equal the aggregate tax basis of the shares of Common Stock converted into such shares of Texas Corporation Common Stock; and

•
The holding period of the shares of Texas Corporation Common Stock received by a holder of Common Stock in connection with the Texas Reincorporation will include the holding period of the shares of Common Stock converted into such shares of Texas Corporation Common Stock.

Stockholders that have acquired different blocks of Common Stock at different times or at different prices, and whose blocks of such Common Stock are converted into shares of Texas Corporation Common Stock in connection with the Texas Reincorporation, should consult their tax advisors regarding the allocation of their aggregate tax basis among, and the holding period of, such shares of Texas Corporation Common Stock.
Assuming the Texas Reincorporation qualifies as a tax free “reorganization” within the meaning of Section 368(a) of the Code, each stockholder that receives shares of Texas Corporation Common Stock in the Texas Reincorporation is required to retain permanent records pertaining to the Texas Reincorporation and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis and fair market value of the Delaware Corporation Class A Common Stock held at the Effective Time. Each holder at the Effective Time (i) of Delaware Corporation Class A Common Stock who owns at least five percent (by vote or value) of the total outstanding stock of the Company or of Delaware Corporation Class B Common Stock who owns one percent (by vote or value) of the total outstanding stock of the Company or (ii) who owns stock in the Company with a tax basis of $1,000,000 or more, is required to attach a statement to its tax returns for the year in which the Texas Reincorporation is consummated that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the stockholder’s tax basis in the Common Stock and the fair market value of such Common Stock.
HOLDERS OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TEXAS REINCORPORATION, INCLUDING ANY APPLICABLE U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES.
Anti-Takeover Implications of the Texas Reincorporation
The Texas Reincorporation is not being effected to prevent a change in control of the Company, nor is it in response to any present attempt known to the Board to acquire control of the Company or obtain representation on the Board. Moreover, as of the date of this Proxy Statement, WDC has the ability, through its ownership of over 99% of the Delaware Corporation Class B Common Stock, to elect two-thirds of the members of the Board, and accordingly, has the ability to discourage, delay or prevent any attempt to acquire control of the Company. Nevertheless, certain effects of the Texas Reincorporation may be considered to have anti-takeover implications by virtue of our being subject to Texas law following the Effective Time.

Legal Proceedings
The Company does not have any legal proceedings pending in Delaware.
Regulatory Matters
In connection with the Texas Reincorporation, the Company intends to make filings with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware and does not anticipate making any other filings to effect the Texas Reincorporation.
Appraisal Rights
Under the DGCL, holders of Delaware Corporation Class A Common Stock are not entitled to appraisal rights with respect to the Texas Reincorporation.
If the Texas Reincorporation is completed, holders of record and beneficial owners of Delaware Corporation Class B Common Stock who (i) do not vote in favor of the approval of the Texas Reincorporation, (ii) properly demand appraisal of their shares, (iii) continuously hold of record or beneficially own their shares through the effective date of the Texas Reincorporation, (iv) otherwise comply with the procedures of Section 262 of the DGCL (“Section 262”), and (v) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the Texas Reincorporation under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” mean a record holder of Delaware Corporation Class B Common Stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of Delaware Corporation Class B Common Stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. HOLDERS OF DELAWARE CORPORATION CLASS B COMMON STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.
Under Section 262, if the Texas Reincorporation is completed, holders of record and beneficial owners of Delaware Corporation Class B Common Stock who (i) deliver a written demand for appraisal of such person’s shares of Delaware Corporation Class B Common Stock to us prior to the vote on the approval of the Texas Reincorporation, (ii) do not vote, in person or by proxy, in favor of the Proposal to approve the Texas Reincorporation, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the Texas Reincorporation, and (iv) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares of Delaware Corporation Class B Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Texas Corporation Class B Common Stock set forth in the Plan of Conversion, for the “fair value” of their shares of Delaware Corporation Class B Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Texas Reincorporation, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Texas Reincorporation through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the converted corporation in the Texas Reincorporation to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective date of the Texas Reincorporation through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the converted corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest theretofore accrued, unless paid at that time). The converted corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a proposed conversion is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This Proxy Statement constitutes our notice to the holders of record and beneficial owners of Delaware Corporation Class B Common Stock that appraisal rights are available in connection with the Texas Reincorporation, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Texas Reincorporation, any holder of record or beneficial owner of shares of Delaware Corporation Class B Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the Texas Corporation Class B Common Stock described in the Plan of Conversion. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Delaware Corporation Class B Common Stock, we believe that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Delaware Corporation Class B Common Stock must do ALL of the following:
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such person must not vote in favor of the Proposal to approve the Texas Reincorporation;

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such person must deliver to us a written demand for appraisal before the vote on the Texas Reincorporation at the Special Meeting; and

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such person must continuously hold of record or beneficially own the shares of Delaware Corporation Class B Common Stock from the date of making the demand through the effective date of the Texas Reincorporation (a person will lose appraisal rights if the person transfers the shares before the effective date of the Texas Reincorporation).

As described below, within 120 days after the effective date of the Texas Reincorporation, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all persons entitled to appraisal. The converted corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the converted corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Delaware Corporation Class B Common Stock.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Texas Reincorporation, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the approval of the Texas Reincorporation or abstain from voting on the approval of the Texas Reincorporation.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to us, before the vote on the approval of the Texas Reincorporation at the Special Meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the approval of the Texas Reincorporation. A vote in favor of the approval of the Texas Reincorporation, in person at the Special Meeting or by proxy

(whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares through the effective date of the Texas Reincorporation. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Texas Reincorporation, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the approval of the Texas Reincorporation or abstain from voting on the approval of the Texas Reincorporation. Neither voting against the approval of the Texas Reincorporation nor abstaining from voting or failing to vote on the Proposal to approve the Texas Reincorporation will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to, and separate from, any proxy or vote on the approval of the Texas Reincorporation. A person’s failure to vote against the Proposal will not constitute a waiver of your appraisal rights, but a person’s failure to make the written demand prior to the taking of the vote on the approval of the Texas Reincorporation at the Special Meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform us of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of Delaware Corporation Class B Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the converted corporation and to be set forth on the verified list (as defined below).
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Dillard’s, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201
Attention: Corporate Secretary
At any time within 60 days after the effective date of the Texas Reincorporation, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the Plan of Conversion, by delivering to us, as the converted corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the Texas Reincorporation may only be made with the written approval of the converted corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the applicable Texas Class B Common Stock within 60 days after the effective date of the Texas Reincorporation. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the value of the Texas Corporation Class B Common Stock being offered pursuant to the Plan of Conversion.
Notice by the Converted Corporation
If the Texas Reincorporation is completed, within ten days after the effective date of the Texas Reincorporation, the converted corporation will notify each stockholder who has complied with Section 262 and has not voted in favor of or consented to the Texas Reincorporation and each beneficial owner who has submitted a demand for appraisal in accordance with Section 262, that the Texas Reincorporation has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Texas Reincorporation, but not thereafter, the converted corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the converted corporation in the case of a petition filed by any person other than the converted corporation, demanding a determination of the fair value of the shares held by all persons entitled to appraisal. The converted corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the converted corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Delaware Corporation Class B Common Stock. Accordingly, any persons who desire to have their shares of Delaware Corporation Class B Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Delaware Corporation Class B Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Texas Reincorporation, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the converted corporation a statement setting forth the aggregate number of shares not voted in favor of the approval of the Texas Reincorporation and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the converted corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the converted corporation, service of a copy thereof must be made upon the converted corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the converted corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice will be borne by the converted corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the converted corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Delaware Corporation Class B Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Texas Reincorporation, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Texas Reincorporation through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Texas Reincorporation and the date of payment of the judgment. However, the converted corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the converted corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the converted corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (y) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will consider all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the transaction that “throw any light on future prospects” of the corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation” of the transaction. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the [transaction] and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the value of the Texas Corporation Class B Common Stock they would receive pursuant to the Texas Reincorporation if they did not seek appraisal of their shares. ALTHOUGH WE BELIEVE THAT THE VALUE OF THE TEXAS CORPORATION CLASS B COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE TEXAS REINCORPORATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE VALUE OF THE TEXAS CORPORATION CLASS B COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE TEXAS REINCORPORATION. We do not anticipate offering more than the applicable shares of Texas Corporation Class B Common Stock in connection with the Texas Reincorporation to any persons exercising appraisal rights, and we reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Delaware Corporation Class B Common Stock is less than the value of the Texas Corporation Class B Common Stock to be issued in connection with the Texas Reincorporation. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.
The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the converted corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of shares of Delaware Corporation Class B Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Delaware Corporation Class B Common Stock will be deemed to have been converted at the effective date of the Texas Reincorporation into the right to receive shares of Texas Corporation Class B Common Stock in connection with the Texas Reincorporation. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Texas Reincorporation or if the person delivers to the converted corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the applicable shares of Texas Corporation Class B Common Stock in connection with the Texas Reincorporation in accordance with Section 262.
From and after the effective date of the Texas Reincorporation, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of Delaware Corporation Class B Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Texas Reincorporation).
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
As of the Record Date, we had four holders of record of Delaware Corporation Class B Common Stock and 3,986,233 shares of Delaware Corporation Class B Common Stock outstanding.
Interests of Certain Persons
As described under the headings “Proposal to Approve the Reincorporation of the Company to the State of Texas by Conversion — Background of the Proposal — The Evaluation of the Proposal by the Board and the Special Committee” and “Proposal to Approve the Reincorporation of the Company to the State of Texas by Conversion — Background of the Proposal — Comparison of Stockholder Rights under Delaware and Texas Law,” Texas law may be deemed to provide greater protection than Delaware to officers, directors, and WDC as a controlling stockholder of the Company for some potential liabilities or claims that may arise after the Reincorporation. As a result, stockholders should be aware in voting on the Proposal that our directors and officers and WDC may be considered to have interests in the Texas Reincorporation that are different from, or in addition to, the interests of the stockholders generally. The Special Committee has considered these potential interests, among other matters, in reaching the decision to approve the Texas Reincorporation.
Vote Required
Assuming a quorum is present, the Proposal will be approved if a majority of the voting power of the shares of Common Stock issued and outstanding and entitled to vote thereon is voted for the Proposal (i.e., for the approval of the Texas Reincorporation, including the Plan of Conversion, and the adoption of the Texas Reincorporation Resolutions). Brokers will not have discretionary voting authority with respect to shares held in street name for their clients.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE TEXAS REINCORPORATION, INCLUDING THE PLAN OF CONVERSION, AND THE ADOPTION OF THE TEXAS REINCORPORATION RESOLUTIONS.

OWNERSHIP OF DILLARD’S, INC. COMMON STOCK
The following table sets forth certain information regarding persons known to the Company, other than members of management who are presented in the separate table below, to beneficially own more than five percent of a class of the Company’s outstanding voting securities as of the close of business on July 25, 2025. Unless otherwise indicated, each such person has sole voting power and sole dispositive power over the shares indicated below.
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Newport Trust Company, LLC 1627 Eye Street, NW, Suite 950 Washington, DC 20006	Class A	4,622,863(2)	39.8%
W.D. Company, Inc.(3) 1600 Cantrell Road Little Rock, AR 72201	Class A	41,496	0.36%
	Class B	3,985,776	99.99%

(1)
At July 25, 2025, there were a total of 11,626,733 shares of the Delaware Corporation Class A Common Stock and 3,986,233 shares of the Delaware Corporation Class B Common Stock outstanding.

(2)
Based on information confirmed with Newport Trust Company, LLC. Newport Trust Company, LLC is the beneficial owner of these shares in its capacity as Trustee of the 401(k) Plan. Newport Trust Company, LLC has no voting power and only shared dispositive power over these shares.

(3)
William Dillard, II, Chairman and Chief Executive Officer of the Company, Alex Dillard, President of the Company, and Mike Dillard, Executive Vice President of the Company, are officers and directors of WDC and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of WDC. William Dillard, II, Alex Dillard and Mike Dillard act by majority with respect to voting and dispositive power over these shares.

Security Ownership of Management
The following table sets forth the number of shares of Delaware Corporation Class A Common Stock and Delaware Corporation Class B Common Stock of the Company beneficially owned as of July 25, 2025 by each director, each of the named executive officers identified in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2025, and the directors and executive officers as a group.

	Class A Shares		Class B Shares
Name of Beneficial Owner	Amount(1)	% of Class	Amount(1)	% of Class
Robert C. Connor	78,409(2)	*	—	—
William E. (Chip) Connor, II	2,800	*	—	—
Alex Dillard(3)	1,187,212(6)	10.2%(6)	(6)	(6)
Mike Dillard(4)	544,851(6)	4.7%(6)	(6)	(6)
William Dillard, II(5)	904,300(6)	7.8%(6)	(6)	(6)
William Dillard, III	250,139(7)	2.2%	—	—
James I. Freeman	75,586	*	—	—
H. Lee Hastings, III	21,612	*	—	—
Rob C. Holmes	3,300	*	—	—
Chris B. Johnson	19,093	*	—	—
Denise Mahaffy	170,762(8)	1.5%	—	—
Drue Matheny	450,373(9)	3.9%	—	—
Reynie Rutledge	23,130	*	—	—
J. C. Watts, Jr.	11,000	*	—	—
Phillip R. Watts	19,686	*	—	—
Nick White	2,300	*	—	—
All Directors & Executive Officers as a Group (a total of 23 persons)	4,047,527(6)	34.8%(6)	(6)	(6)

*
Denotes less than 1%

(1)
Based on information furnished by the respective individuals.

(2)
Includes nine shares owned by Robert C. Connor’s spouse.

(3)
Alex Dillard’s shares include (i) 1,018,800 shares of Delaware Corporation Class A Common Stock held directly and 131,852 shares of Delaware Corporation Class A Common Stock held in trusts over which Alex Dillard has sole voting and dispositive power and (ii) 36,560 shares held by Alex Dillard’s spouse over which Alex Dillard may be deemed to share voting and dispositive power.

(4)
Mike Dillard’s shares include (i) 536,941 shares of Delaware Corporation Class A Common Stock held directly and 7,300 shares of Delaware Corporation Class A Common stock held in trust over which Mike Dillard has sole voting and dispositive power and (ii) 610 shares of Delaware Corporation Class A Common Stock held in trust over which his wife has sole voting power and over which Mike Dillard may be deemed to share voting power.

(5)
William Dillard, II’s shares include 897,000 shares of Delaware Corporation Class A Common Stock held directly and 7,300 shares of Delaware Corporation Class A Common Stock held in trust over which William Dillard, II has sole voting and dispositive power.

(6)
Does not include 41,496 shares of Delaware Corporation Class A Common Stock and 3,985,776 shares of Delaware Corporation Class B Common Stock owned by WDC. Alex Dillard, Mike Dillard and William Dillard, II are officers and directors of WDC and own 27.9%, 26.3% and 27.4%, respectively, of the outstanding voting stock of such company. Alex Dillard, Mike Dillard and William Dillard, II act by majority with respect to voting and dispositive power over these shares. The 41,496 shares of Delaware Corporation Class A Common Stock represent approximately 0.36% of the outstanding shares of Delaware Corporation Class A Common Stock and the 3,985,776 shares of Delaware Corporation Class B Common Stock represent approximately 99.99% of the outstanding shares of Delaware Corporation Class B Common Stock. Alex Dillard, Mike Dillard and William Dillard, II disclaim beneficial ownership over all shares of Delaware Corporation Class A Common Stock and Delaware Corporation Class B Common Stock held by WDC.

(7)
William Dillard, III’s shares include (i) 50,719 shares of Delaware Corporation Class A Common Stock held directly and 185,765 shares of Delaware Corporation Class A Common Stock held in trusts over which William Dillard, III has sole voting and dispositive power and (ii) 13,655 shares of Delaware Corporation Class A Common Stock held by William Dillard, III’s spouse over which William Dillard, III may be deemed to share voting and dispositive power. Mr. Dillard owns 1.2% of the outstanding voting stock of WDC but disclaims beneficial ownership over shares held by WDC.
(8)
Denise Mahaffy’s shares include 163,462 shares of Delaware Corporation Class A Common Stock held directly and 7,300 shares of Delaware Corporation Class A Common Stock held in trust over which Denise Mahaffy has sole voting and dispositive power. Ms. Mahaffy owns 7.3% of the outstanding voting stock of WDC but disclaims beneficial ownership over shares held by WDC.

(9)
Drue Matheny’s shares include (i) 440,552 shares of Delaware Corporation Class A Common Stock held directly and 7,300 shares of Delaware Corporation Class A Common Stock held in trust over which Ms. Matheny has sole voting and dispositive power and (ii) 2,521 shares of Delaware Corporation Class A Common Stock held by Ms. Matheny’s spouse over which Ms. Matheny may be deemed to share voting power. Ms. Matheny owns 7.3% of the outstanding voting stock of WDC but disclaims beneficial ownership over shares held by WDC.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING
The Company’s 2026 Annual Meeting of Stockholders is scheduled to be held on Saturday, May 16, 2026.
If a stockholder intends to submit a proposal to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2026 Annual Meeting of Stockholders in accordance with SEC Rule 14a-8, the proposal must be received by the Company at its principal executive offices not later than December 5, 2025. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement and related form of proxy for the 2026 Annual Meeting of Stockholders.
Under the Delaware By-Laws and the Texas Bylaws, if a stockholder intends to submit a proposal at the 2026 Annual Meeting of Stockholders, and such proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to such meeting pursuant to SEC Rule 14a-8, the stockholder’s notice of such proposal (including certain information specified in the Delaware By-Laws or the Texas Bylaws, as applicable) must be delivered to the Company’s Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on January 17, 2026 and no later than the close of business on February 16, 2026. If a stockholder fails to submit the proposal within such time period, the proposal will be untimely and will not be considered at the 2026 Annual Meeting of Stockholders.
If the Company completes the Texas Reincorporation, under the Texas Bylaws, if a stockholder intends to nominate an individual for election to the Board at the 2026 Annual Meeting of Stockholders, the stockholder’s notice of such nomination (including certain information specified in the Texas Bylaws) must be delivered to the Company’s Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on January 17, 2026 and no later than the close of business on February 16, 2026.
If the Company does not complete the Texas Reincorporation and the Delaware By-Laws remain in effect, and assuming the 2026 Annual Meeting of Stockholders is held as scheduled on May 16, 2026, if a stockholder intends to nominate an individual for election to the Board at the 2026 Annual Meeting of Stockholders, the stockholder’s notice of such nomination (including certain information specified in the Delaware By-Laws) must be received by the Company’s Corporate Secretary at the principal executive offices of the Company no earlier than February 15, 2026 and no later than March 17, 2026.
In addition to satisfying the foregoing requirements under the Delaware By-Laws or the Texas Bylaws, as applicable, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 18, 2026.
GENERAL
The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, the Company is delivering a single copy of the proxy materials to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.
If you are a registered holder of Common Stock and are subject to householding as described above and would like to revoke your consent to householding and in the future receive your own set of proxy materials, you may do so by contacting Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095. Alternatively, if you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Special Meeting and Proxy Statement and accompanying documents, please contact Broadridge as indicated above.

Stockholders who own Common Stock in street name through a broker or other nominee should contact their brokers or nominees if they have questions, or wish either to give instructions to household or to revoke their decision to household.
OTHER MATTERS
The business to be transacted at the Special Meeting is limited to the purposes stated in the notice of the meeting. Accordingly, no other items of business may be properly brought before the Special Meeting.
By Order of the Board of Directors
DEAN L. WORLEY
Vice President, General Counsel, Corporate Secretary

APPENDIX A
DILLARD’S, INC.
RESOLUTIONS OF THE BOARD OF DIRECTORS
July 18, 2025
At a meeting of the Board of Directors (the “Board”) of Dillard’s, Inc. (the “Company”) held on July 18, 2025, the Board, by unanimous vote, adopted the following resolutions:
REINCORPORATION; SPECIAL MEETING;
PROXY STATEMENT
WHEREAS, the Board determined that the Company should consider reincorporating the Company from the State of Delaware into the State of Nevada or the State of Texas;
WHEREAS, at a meeting of the Board held on May 17, 2025, the Board, by unanimous vote of the directors, formed a special committee of the Board composed entirely of directors who are “disinterested directors” as defined in Section 144(e)(4) of the Delaware General Corporation Law (the “DGCL”) with respect to the potential reincorporation and who are independent of each of the Company, the Dillard family and W.D. Company, Inc., in each case as determined in accordance with the presumption set forth in Section 144(d)(2) of the DGCL (the “Special Committee”) with the powers, authority, and scope set forth in the resolutions of the Board duly adopted at that meeting;
WHEREAS, at a meeting held on June 12, 2025, the Special Committee determined to investigate and consider the reincorporation of the Company by the conversion of the Company from a corporation organized under the laws of the State of Delaware (the Company when organized under such laws, the “Delaware Corporation”) to a corporation organized under the laws of the State of Texas (the Company when organized under such laws, the “Texas Corporation”) pursuant to and in accordance with Section 266 of the DGCL, and Section 10.102 of the Texas Business Organizations Code (such conversion, the “Reincorporation”);
WHEREAS, the Special Committee reviewed the (i) Certificate of Formation of the Texas Corporation, substantially in the form attached hereto as Exhibit A(the “Texas Charter”), and the Bylaws of the Texas Corporation, substantially in the form attached hereto as Exhibit B (the “Texas Bylaws” and with the Texas Charter collectively, the “Texas Governing Documents”), (ii) the proposed Memorandum of Understanding (the “Memorandum of Understanding”), substantially in the form attached hereto as Exhibit C, and (iii) the proposed Plan of Conversion (the “Plan of Conversion”), substantially in the form attached hereto as Exhibit D;
WHEREAS, the Plan of Conversion provides, among other things, that on completion of the Reincorporation, and without any further action on the part of any person: (a)(i) each share of Class A Common Stock, par value $0.01 per share (the “Delaware Class A Common Stock”), of the Delaware Corporation shall be automatically converted into one share of Class A Common Stock, par value $0.01 per share, of the Texas Corporation, and (ii) each share of Class B Common Stock, par value $0.01 per share (the “Delaware Class B Common Stock” and with the Delaware Class A Common Stock collectively, the “Delaware Common Stock”), of the Delaware Corporation shall be automatically converted into one share of Class B Common Stock, par value $0.01 per share, of the Texas Corporation; and (b) the Delaware Charter and the Company’s existing Bylaws, as amended (the “Delaware Bylaws”), will be replaced with the Texas Charter and the Texas Bylaws, respectively;
WHEREAS, after investigating and considering the benefits and detriments of the Reincorporation, at a meeting of the Special Committee held on July 11, 2025, the Special Committee unanimously adopted resolutions determining that the Reincorporation is in the best interests of the Company and its stockholders, approving (and recommending for approval) the Reincorporation, and recommending that the Board submit the Reincorporation for approval and adoption by the stockholders of the Company at a special meeting of stockholders (the “Special Meeting”), and further recommending to the Board that (a) the Board and management take all necessary and appropriate steps to implement the Special Committee’s determination consistent with legal obligations, and (b) the Board recommend that stockholders vote for the Reincorporation based on the Special Committee’s determination that the Reincorporation is in the best interests of the Company and its stockholders;
WHEREAS, following the presentation of the Special Committee’s approvals and recommendations to the full Board by the Chairman of the Special Committee, the Board has reviewed and considered the findings of the Special Committee, the Special Committee’s approval of the Reincorporation and recommendations, the Memorandum of Understanding, the Plan of Conversion, the Texas Governing Documents, and a comparison to the Delaware Charter and Delaware Bylaws, and has determined that approving and effecting the Reincorporation and approving and adopting, in accordance with clause (i) of Subsection (e) of Article FOURTH of the Delaware Charter, the Memorandum of Understanding, the Plan of Conversion and the Texas Governing Documents are in the best interests of the Company and its stockholders;
WHEREAS, the Board desires for the Executive Committee of the Board (the “Executive Committee,” to select the date, time and location (whether it be a physical location or in telephonic, electronic or virtual format) of the Special Meeting;
WHEREAS, Section 5 of Article VI of the Delaware Bylaws and the applicable provisions of the DGCL authorize the Board to fix a record date of not more than sixty days and not less than ten days before the date of the Special Meeting, and the Board desires to set the record date for the Special Meeting as 5:00 p.m. CDT on July 25, 2025, subject to the authority of the Executive Committee to change such date; and
WHEREAS, the Board desires to appoint an inspector of election for the Special Meeting (the “Inspector of Election”) to tabulate and report on the results of the voting at the Special Meeting.
NOW, THEREFORE, BE IT
RESOLVED, that, in accordance with and in consideration of the recommendation of the Special Committee, the Board hereby (a) determines that the Reincorporation, the Memorandum of Understanding, the Plan of Conversion and the Texas Governing Documents are in the best interests of the Company and its stockholders and (b) approves and adopts, in accordance with clause (i) of Subsection (e) of Article FOURTH of the Delaware Charter, the Reincorporation, the Memorandum of Understanding, the Plan of Conversion, and the Texas Governing Documents; and, be it
RESOLVED FURTHER, that the form, terms, provisions, and conditions of the Reincorporation, the Memorandum of Understanding, the Plan of Conversion and the Texas Governing Documents be, and the same hereby are, in all respects approved and adopted; and, be it
RESOLVED FURTHER, that the Board hereby directs the Chairman of the Board to call the Special Meeting for the purposes of approving the Reincorporation (including the Plan of Conversion and the Texas Governing Documents) and adopting these resolutions approving the Reincorporation (the “Reincorporation Board Resolutions”), which approval and adoption shall require the affirmative vote of a majority of the outstanding shares of stock of the Company entitled to vote thereon in accordance with Section 266 of the DGCL; and, be it
RESOLVED FURTHER, that the Board hereby recommends a vote “FOR” the Reincorporation (including the Plan of Conversion and the Texas Governing Documents) and the adoption of the Reincorporation Board Resolutions and that the Company’s stockholders approve the Reincorporation (including the Plan of Conversion and the Texas Governing Documents) and adopt the Reincorporation Board Resolutions at the Special Meeting; and, be it
RESOLVED FURTHER, that upon receipt of stockholder approval of the Reincorporation (including the Plan of Conversion and the Texas Governing Documents) and the adoption of the Reincorporation Board Resolutions, at the Special Meeting, the Chairman of the Board, President and Secretary of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company and without further action from the Board, to prepare, execute, file and deliver all agreements, documents, notices, certificates, statements, consents, approvals or other instruments and take all such actions that such officer deems necessary, desirable or appropriate in order to perform the Company’s obligations under the Plan of Conversion and to consummate the Reincorporation, including, without limitation, (a) the execution and filing of certificates of conversion with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware (collectively, the “Certificates of Conversion”), as applicable, and the execution and filing of the Texas Charter with the Secretary of State of the State of Texas, (b) the filing of the annual franchise tax reports required by the Secretary of State of the State of Delaware and the payment of the applicable franchise taxes, (c) the payment of any fees that may be necessary in connection with the Reincorporation, (d) the submission of all required notifications to the New York Stock Exchange, and (e) the filing of Current Reports on Form 8-K and any other regulatory filings that may be necessary, desirable or appropriate in connection with the Reincorporation; and, be it
RESOLVED FURTHER, that the Reincorporation will become effective at the date and time (the “Effective Time”) specified in each of the Certificates of Conversion; and, be it
RESOLVED FURTHER, that the Special Meeting will be held on such date and at such time and location (whether it be a physical location or in telephonic, electronic or virtual format) as selected by the Executive Committee; and, be it
RESOLVED FURTHER, that the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting is hereby established as 5:00 p.m. CDT on July 25, 2025 (the “Record Date”), subject to the authority of the Executive Committee to change such date; and, be it
RESOLVED FURTHER, that William Dillard, II, Chairman and Chief Executive Officer of the Company, and Dean L. Worley, Vice President, General Counsel and Corporate Secretary of the Company, be, and the same hereby are, authorized, empowered and directed to prepare or cause to be prepared a complete list of stockholders entitled to vote at the Special Meeting, such list to be arranged in alphabetical order and to show the address of each stockholder and the number of shares registered in the name of such stockholder (the “Stockholder List”); and, be it
RESOLVED FURTHER, that Michael Draper and Julie Guymon be, and the same hereby are, authorized, empowered and directed to maintain the Stockholder List for inspection by any stockholder for any purpose germane to the Special Meeting, during ordinary business hours, at the principal executive offices of the Company for a period of at least ten (10) days ending on the day before the Special Meeting; and, be it
RESOLVED FURTHER, that the Chairman of the Board, in accordance with Section 6 of Article V of the Delaware Bylaws, shall serve as the Chairman of the Special Meeting, with the authority to preside at the Special Meeting, provided, however, that if such person is not present at the Special Meeting, the President of the Company may serve as the Chairman of the Special Meeting in accordance with Section 7 of Article V of the Delaware Bylaws; and, be it
RESOLVED FURTHER, that Michael Draper and Julie Guymon are hereby selected and appointed to serve as Inspector of Election for the Special Meeting, whose duty it shall be to determine the presence of a quorum at the Special Meeting; to receive all votes and ballots, whether by proxy or in person, with regard to all issues voted upon at the Special Meeting, to count and tabulate all such votes and ballots, and to determine the results with regard to all such issues and to report the same to the Special Meeting; and, be it
RESOLVED FURTHER, that if the Inspector of Election is unable or unwilling to serve for any reason in such capacity, the Chairman of the Special Meeting or any other person presiding at the Special Meeting is hereby authorized to appoint a substitute or replacement for such person; and, be it
RESOLVED FURTHER, that the Board and management of the Company shall be authorized to solicit proxies from the stockholders of the Company with respect to the Special Meeting and specifically solicit proxies in favor of the Reincorporation (including the Plan of Conversion and the Texas Governing Documents) and the Reincorporation Board Resolutions, and that William Dillard, II and Dean L. Worley, with power of substitution to each, be named as the attorneys and proxies to receive and vote proxies solicited by the Board and management; and, be it

RESOLVED FURTHER, that the Chairman of the Board, President and Secretary of the Company be, and each of them hereby is, authorized, empowered and directed to prepare the Company’s Notice of Special Meeting of Stockholders and proxy statement relating to the Special Meeting (collectively, the “Proxy Statement”), proxy card and such other proxy materials relating to the Special Meeting, including under applicable federal securities and state corporate laws and regulations, to be filed or delivered to the Securities and Exchange Commission (the “SEC”), as applicable, and distributed to stockholders in connection with the Special Meeting; and, be it
RESOLVED FURTHER, that the Chairman of the Board, President and Secretary of the Company be, and each of them hereby is, authorized, empowered and directed, for and in the name of and on behalf of the Company, to prepare, execute and file with or submit to the SEC any and all amendments relating to the Proxy Statement and proxy card, including all exhibits (if any) attached to the foregoing, and other documents relating thereto required by law or regulation in connection therewith, and to take any and all other actions as such officer may consider necessary or advisable or in the best interests of the Company and its stockholders relating thereto; and, be it
RESOLVED FURTHER, that the Chairman of the Board, President and Secretary of the Company be, and each of them hereby is, authorized, empowered and directed to cause and to do all things necessary or helpful to cause the Proxy Statement and proxy card to be mailed or otherwise transmitted to the holders of record of the Delaware Common Stock as of the close of business on the Record Date; and, be it
RESOLVED FURTHER, that, notwithstanding approval by the stockholders of the Company at the Special Meeting of the Reincorporation (including the Plan of Conversion and the Texas Governing Documents) and the adoption of the Reincorporation Board Resolutions, the Board may, at any time prior to the Effective Time, delay the Reincorporation or terminate and abandon the Plan of Conversion without further action by the stockholders of the Company, whether before or after the approval by the stockholders of the Company, if the Board determines for any reason that such delay or abandonment would be in the best interests of the Company and all of its stockholders, as the case may be; and, be it
RESOLVED FURTHER, that any and all acts and deeds taken by the Special Committee in connection with the Reincorporation (including the Plan of Conversion and the Texas Governing Documents), be, and they hereby are, approved, confirmed and ratified in all respects as acts and deeds of the Company; and, be it
RESOLVED FURTHER, that any and all acts and deeds taken by the officers and agents of the Company in connection with the preparation, filing, mailing or transmission of the Proxy Statement and proxy card, including all exhibits (if any) attached to the foregoing, be, and they hereby are, approved, confirmed and ratified in all respects as acts and deeds of the Company.
FURTHER INSTRUCTIONS TO OFFICERS
RESOLVED, that the officers of the Company hereby are severally authorized, empowered and directed to sign, execute, certify to, verify, acknowledge, deliver, accept, file and record any and all such instruments, agreements and documents and to take or cause to be taken any and all such action, in the name and on behalf of the Company or otherwise, as each such officer shall, in such officer’s sole discretion, deem necessary or desirable and in the best interest of the Company in order to effect the purposes of the foregoing resolutions, and such officer’s signature, or such actions taken by such officer(s), shall be conclusive evidence that such officer(s) did deem the same to meet such standard; and, be it
RESOLVED FURTHER, that any such actions previously taken by each such officer prior to the date hereof in furtherance of the purposes of the foregoing resolutions are hereby ratified, confirmed, adopted and approved.

EXHIBIT C
MEMORANDUM OF UNDERSTANDING
THIS MEMORANDUM OF UNDERSTANDING, dated as of [•] [•], 2025, is adopted by Dillard’s, Inc., a Delaware corporation (the “Company”), pursuant to a resolution adopted by the Board of Directors of the Company in accordance with clause (i) of Subsection (e) of Article FOURTH of the Company’s Restated Certificate of Incorporation, as amended, in order to set forth certain understandings concerning the Company’s proposed conversion (the “Conversion”) into, and continued existence as, Dillard’s, Inc., a Texas corporation. The terms of the Conversion shall be consistent with those set forth in the Plan of Conversion attached hereto as Exhibit A.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Dillard’s, Inc., a Delaware corporation, has caused this Memorandum of Understanding to be executed by its duly authorized representative as of the date first stated above.
Dillard’s, Inc.
a Delaware corporation
By:
Name:
Dean L. Worley

Title:
Secretary

APPENDIX B
PLAN OF CONVERSION
OF
DILLARD’S, INC., A DELAWARE CORPORATION,
INTO
DILLARD’S, INC., A TEXAS CORPORATION
This PLAN OF CONVERSION (this “Plan”), dated as of [•] [•], 2025, is hereby adopted by Dillard’s, Inc., a Delaware corporation (the “Converting Entity”), in order to set forth the terms, conditions and procedures governing its conversion into, and continued existence as, Dillard’s, Inc., a Texas corporation (the “Converted Entity”), pursuant to Title 1, Chapter 10, Subchapter C of the Texas Business Organizations Code (the “TBOC”).
WHEREAS, the board of directors of the Converting Entity has approved this Plan and the conversion of the Converting Entity into the Converted Entity (the “Conversion”), has adopted such resolutions as required pursuant to the terms of the Delaware General Corporation Law (the “DGCL”), and has submitted and recommended this Plan and the Conversion for approval by the stockholders of the Converting Entity, and the stockholders of the Converting Entity have validly approved this Plan and the Conversion in accordance with the requirements of the DGCL and the Restated Certificate of Incorporation of the Converting Entity, as amended (the “Certificate of Incorporation”).
WHEREAS, on [•] [•]. 2025, in accordance with Section 151(g) of the DGCL, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware with the effect of amending the Certificate of Incorporation to (i) eliminate all references to Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and (ii) return the shares that were designated as Series A Preferred Stock to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series.
NOW, THEREFORE, the Converting Entity does hereby adopt this Plan, as set forth below:
1.
Plan of Conversion.

a.
The name of the Converting Entity is “Dillard’s, Inc.”, a Delaware corporation. The Converting Entity was formerly known as Dillard Department Stores, Inc. and, originally, as Mayer & Schmidt, Inc.

b.
The name of the Converted Entity is “Dillard’s, Inc.”, a Texas corporation.

c.
The Converting Entity is continuing its existence, without lapse or interruption, in the organizational form of a Texas for-profit corporation under the name “Dillard’s, Inc.”

d.
The Converted Entity is to be a corporation and its jurisdiction of formation is the State of Texas.

e.
As of the Effective Time (as defined in Section 2), automatically by virtue of the Conversion and without any further action on the part of any person, in accordance with Section 266(g) of the DGCL, all references to 5% Cumulative Preferred Stock, par value $100.00 per share, in the Certificate of Incorporation shall be eliminated, and the shares that were designated to such series shall be cancelled and not available for reissuance.

f.
As of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, (i) each share of Class A Common Stock, par value $0.01 per share, of the Converting Entity issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one share of Class A Common Stock, par value $0.01 per share, of the Converted Entity; and (ii) each share of Class B Common Stock, par value $0.01 per share, of the Converting Entity issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one share of Class B Common Stock, par value $0.01 per share, of the Converted Entity. At and after the Effective Time: (x) all of the outstanding certificates that immediately prior thereto represented issued and outstanding shares of Class A Common Stock or Class B Common Stock of the Converting Entity shall be deemed for all purposes to evidence ownership of and to represent shares of Class A Common Stock and Class B Common Stock, respectively, of the Converted Entity into which the shares represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Converted Entity and its transfer agent; and (y) all of the issued and outstanding shares of Class A Common Stock and Class B Common Stock of the Converting Entity that are in uncertificated book-entry form shall automatically become the number and class of shares of the Converted Entity into which such shares of the Converting Entity have been converted as herein provided in accordance with the customary procedures of the Converting Entity’s transfer agent.
g.
As of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each employment letter or agreement, employee benefit plan or agreement, incentive compensation plan or agreement or other similar plan or agreement to which the Converting Entity is a party, or otherwise maintains, sponsors or contributes, shall continue to be a plan or agreement of the Converted Entity on the same terms and conditions and any references to the Converting Entity thereunder shall mean the Converted Entity on and after the Effective Time. To the extent that any such plan, letter or agreement provides for the issuance, or is otherwise based on the value, of common stock or other equity security of the Converting Entity, as of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, such plan or agreement shall be deemed to provide for the issuance, or be based on the value, of common stock or other equity security of the Converted Entity, respectively.

h.
As of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each agreement to which the Converting Entity is a party, shall continue to be an agreement of the Converted Entity on the same terms and conditions and any references to the Converting Entity thereunder shall, on and after the Effective Time, mean the Converted Entity.

2.
Effective Time.   The Conversion will be consummated under the TBOC by filing with the Secretary of State of the State of Texas (a) a Certificate of Conversion in the form required by the TBOC (the “Texas Certificate”) and executed in accordance with the relevant provisions of the TBOC and (b) a Certificate of Formation in the form attached hereto as Exhibit A (the “Certificate of Formation”). The time specified on such Texas Certificate, 10:59 p.m. Central Time on [•] [•], 2025, shall be the “Effective Time”. Simultaneously with the filing of the Texas Certificate, the Converting Entity is authorized and empowered to take any such actions as may be necessary or prudent in connection with the Conversion under the DGCL, including the filing of a Certificate of Conversion with the Secretary of State of the State of Delaware.

3.
Effects of the Conversion.   The Conversion will have the effects set forth in the TBOC and, to the extent necessary, the DGCL, including without limitation the effects set forth in Section 1(c) of this Plan. The Converted Entity will be responsible for the payment of all of the Converting Entity’s fees and franchise taxes and will be responsible for all of its debts and liabilities.

4.
Governance of the Converted Entity.   On and after the Effective Time, the affairs of the Converted Entity shall be governed in accordance with the TBOC and the Certificate of Formation, and the Bylaws of the Converted Entity in substantially the form attached hereto as Exhibit B. Immediately after the Effective Time, the directors and officers of the Converting Entity shall continue as the directors and officers of the Converted Entity.

5.
Foreign Qualifications of the Converted Entity.   For the purpose of authorizing the Converted Entity to do business in any state, territory or dependency of the United States, including, but not limited to, Delaware, or in any foreign country in which it is necessary or expedient for the Converted Entity to transact business, the officers of the Converted Entity are hereby authorized and empowered to appoint and substitute all necessary agents or attorneys for service of process, to designate and to prepare, execute, and file, for and on behalf of the Converted Entity, all necessary certificates, reports, powers of attorney, and other instruments as may be required by the laws of such state, territory, dependency or foreign country to authorize the Converted Entity to transact business therein, and whenever it is expedient for the Converted Entity to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment or surrender of authority as may be necessary to terminate the authority of the Converted Entity to do business in any such state, territory, dependency or foreign country, and all actions taken by the officers of the Converted Entity prior to the Effective Time in furtherance of this Section 5 shall be, and each of them hereby is, approved, ratified and confirmed in all respects as the proper acts and deeds of the Converted Entity.
6.
Third Party Beneficiaries.   This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein. It being understood that, notwithstanding anything to the contrary in this Plan, no provision of this Plan is intended to, or does, confer any rights or remedies on any current or former employee or other service provider of the Converting Entity (nor any other individual associated therewith) and none of such individuals shall be regarded for any purpose as a third party beneficiary to this Plan.

7.
Severability.   Whenever possible, each term and provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Plan is held to be prohibited by or invalid under applicable law or in any jurisdiction, such term or provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan. Upon the determination that any term or provision of this Plan is invalid, illegal or unenforceable, such term or provision shall be deemed amended in such jurisdiction, without further action on the part of any person or entity, to the limited extent necessary to render the same valid, legal or enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, Dillard’s, Inc., a Delaware corporation, has caused this Plan of Conversion to be executed by its duly authorized representative as of the date first stated above.
Dillard’s, Inc.
a Delaware corporation
By:
Name:
Alex Dillard

Title:
President

APPENDIX C
CERTIFICATE OF FORMATION
OF
DILLARD’S, INC.
Dillard’s, Inc., a corporation existing under the laws of the State of Texas (hereinafter called the “Corporation”), hereby certifies as follows:
1.   Dillard’s, Inc., a Delaware corporation (the “Delaware Corporation”), with its principal place of business at 1600 Cantrell Road, Little Rock, Arkansas 72201, was originally incorporated on January 13, 1964.
2.   The Delaware Corporation was converted into a corporation incorporated under the laws of the State of Texas under the name “Dillard’s, Inc.” on [•] [•], 2025, pursuant to a plan of conversion under which the Delaware Corporation converted to the Corporation.
FIRST:   The name of the Corporation is Dillard’s, Inc. The Corporation is a for-profit corporation.
SECOND:   The address of the initial registered office of the Corporation in the State of Texas is Corporate Center One, 5301 Southwest Parkway, Suite 400 Austin, TX 78735. The name of the Corporation’s initial registered agent at such address is Registered Agent Solutions, Inc. The initial mailing address of the Corporation is 1600 Cantrell Road, Little Rock, Arkansas 72201.
THIRD:   The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Organizations Code, as amended (the “TBOC”).
FOURTH:
(a)   The total number of shares of stock which the Corporation shall have the authority to issue is 310,000,000, consisting of 289,000,000 shares of Class A Common Stock, which shares shall have a par value of $0.01 per share (the “Class A Common Stock”); 11,000,000 shares of Class B Common Stock, which shares shall have a par value of $0.01 per share ((the “Class B Common Stock”) and together with the Class A Common Stock, (the “Common Stock”)); and 10,000,000 shares of Preferred Stock, which shares shall have a par value of $0.01 per share (the “Preferred Stock”).
(b)   The designations, preferences, privileges, and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:
(i)   Subject to the other provisions of this Certificate of Formation, the Class A Common Stock and the Class B Common Stock shall have the right to vote upon all matters which may come before meetings of the shareholders, except that the holders of Class A Common Stock shall be empowered as a class, by a separate class vote, to elect one-third of the members of the Board of Directors (the “Class A Directors”), and the holders of Class B Common Stock shall be empowered as a class, by a separate class vote, to elect two-thirds of the members of the Board of Directors (the “Class B Directors”). In the event that the number of members constituting the entire Board of Directors is not divisible by three, the Board of Directors shall, in its discretion, determine the allocation of directorships between the Class A Directors and the Class B Directors, such that the number of Class A Directors is as near as possible to one-third of the entire Board of Directors and the number of Class B Directors is as near as possible to two-thirds of the entire Board of Directors.
(ii)   Each share of Class A Common Stock and Class B Common Stock shall be entitled to participate equally in any dividends (other than dividends of Common Stock) which may be declared upon the Common Stock, and no dividends may be declared on shares of either class of Common Stock unless an equal dividend be declared on the shares of the other class; provided, however, that in the case of all dividends in Common Stock of this Corporation or stock split-ups, the Class A Common Stock shall be entitled only to receive Class A Common Stock and the Class B Common Stock shall be entitled only to receive Class B Common Stock.

(iii)   Shares of Class B Common Stock shall be convertible at any time and from time to time at the option of the holder thereof into shares of Class A Common Stock at the rate of one share of Class B Common Stock for one share of Class A Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock shall surrender the certificate or certificates for such shares accompanied by proper instruments of surrender to the Corporation at its principal office. The certificate or certificates for such shares of Class B Common Stock shall also be accompanied by written notice to the effect that the holder elects to convert such shares of Class B Common Stock and stating the name or names to which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the receipt of such notice and the surrender of such shares of Class B Common Stock, the Corporation’s Transfer Agent shall issue and deliver to such holder or to the written order of such holder a certificate or certificates for the number of shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation and such Class B Common Stock shall have been surrendered as hereinbefore provided. The shares of Class B Common Stock so converted shall be cancelled and restored to the status of authorized but unissued shares of Class B Common Stock. All shares of Class A Common Stock which may be issued upon conversion of Class B Common Stock shall, upon issuance, be validly issued, fully paid, and non-assessable by the Corporation.
(iv)   In the case of the issuance of any shares of stock as a dividend upon the shares of Class A Common Stock or the shares of Class B Common Stock, or in the case of any sub-division, split-up, combination, or change of the shares of Class A Common Stock or shares of Class B Common Stock into a different number of shares of the same or any other class or classes of stock, or in the case of any consolidation or merger of the Corporation with or into another corporation, or in the case of a conversion of the Corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the conversion rate as hereinbefore provided shall be appropriately adjusted so that the rights of the holders of shares of Class A Common Stock and the rights of the holders of shares of Class B Common Stock shall not be diluted as a result of such stock dividend, sub-division, split-up, combination, change, consolidation, merger, conversion of the Corporation, sale or conveyance. Adjustments in the rate of conversion shall be calculated to the nearest 1/10 of a share. The Corporation shall not be required to issue fractions of shares of Class A Common Stock upon conversion of Class B Common Stock. If any fractional interest in a share of Class A Common Stock shall be deliverable upon the conversion of any shares of Class B Common Stock, the Corporation may purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest.
(v)   So long as any shares of Class B Common Stock are outstanding, the Corporation shall reserve and keep available out of its duly authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common Stock as hereinbefore provided, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.
(vi)   The holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the shareholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by this Certificate of Formation, and notwithstanding any provision of the TBOC to the contrary, all classes or series of stock shall only be entitled to vote as a single class or series, and separate voting by class or series is not required, for the purpose of approving any matter, including in connection with any “fundamental action” or “fundamental business transaction” as defined in the TBOC. Except as otherwise required by this Certificate of Formation, the affirmative vote of the holders of a majority of the shares of stock then outstanding and entitled to vote on the matter, voting as a single class, shall be required to approve any “fundamental action” or “fundamental business transaction.” Except as otherwise required by the TBOC or this Certificate of Formation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall not be entitled to vote on any amendment to this

Certificate of Formation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of shares of one more other such series, to vote thereon pursuant to this Certificate of Formation or pursuant to the TBOC.
(vii)   In addition to the rights of the holders of shares of a class to vote separately as a class as set forth in clause (i) of Subsection (b) of this Article FOURTH and Subsection (a) of Article SIXTH, the holders of shares of a class of Common Stock shall be entitled to vote separately by class upon any proposed amendment to this Certificate of Formation that would: (A) increase or decrease the aggregate number of authorized shares of such class; (B) increase or decrease the par value of the shares of such class; or (C) alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment to this Certificate of Formation would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by such amendment to this Certificate of Formation shall be considered a separate class for the purposes of this clause (vii) of Subsection (b) of this Article FOURTH.
(viii)   The Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences, and relative, participating, optional, and other special rights of each series of Preferred Stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
(c)   Except as set forth in Subsection (d) of this Article FOURTH, the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article FOURTH as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation; (ii) to authorize any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, person or other entity; or (iii) to authorize dissolution or liquidation of the Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of shares of the stock of the Corporation otherwise required by the TBOC or any agreement between the Corporation and any national securities exchange.
(d)   The provisions of Subsection (c) of this Article FOURTH shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, or to liquidation or dissolution, if the Board of Directors shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction or such liquidation or dissolution; or (ii) any merger or consolidation of the Corporation with, or any sale, lease or exchange to the Corporation or any subsidiary thereof of any of the assets of, any other corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.
(e)   No amendment to this Certificate of Formation shall amend, alter, change or repeal any of the provisions of Subsections (c) and (d) of this Article FOURTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article FOURTH as one class.

FIFTH:
(a)   The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. During any time that the Corporation has its Class A Common Stock listed on a national securities exchange (as defined in Section 1.002(55-a) of the TBOC) or has 500 or more shareholders, no shareholder (as defined in Section 21.551(2) of the TBOC) of the Corporation may institute or maintain a derivative proceeding in the right of the Corporation unless such shareholder, at the time the derivative proceeding is instituted, holds at least 3% of the outstanding shares of the Corporation.
(b)   The Corporation affirmatively elects to be governed by Section 21.373 of the TBOC during any time on or after September 1, 2025 that (i) the Corporation’s principal office is located in the State of Texas or (ii) the Corporation is admitted to listing on a stock exchange that (A) has its principal office in the State of Texas and (B) has received approval by the securities commissioner of the State of Texas under Subchapter C, Chapter 4005, Government Code of the State of Texas.
SIXTH:
(a)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be fixed solely as specified in the bylaws of the Corporation (the “Bylaws”). Such number may from time to time be increased or decreased in such manner as may be prescribed by the Bylaws. In no event shall the number of directors be less than the minimum number prescribed by the TBOC. The election of directors need not be by written ballot. There shall be no qualifications on directors except that the holders of shares of Class A Common Stock, voting as a class, shall be entitled to vote to adopt Bylaws fixing qualifications for the directors elected by such class (but not qualifications for the directors elected by any other class), and the holders of shares of Class B Common Stock, voting as a class, shall be entitled to vote to adopt Bylaws fixing qualifications for the directors elected by such class (but not qualifications for the directors elected by any other class). These special voting rights are granted in addition to the voting rights of such class provided in Article FOURTH of this Certificate of Formation. Any amendment to the immediately preceding two sentences shall require a class vote of each of the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock.
(b)   The Board of Directors is expressly authorized and empowered to alter, amend and repeal the Bylaws or adopt new Bylaws. The shareholders may, by the vote of the holders of not less than four-fifths of all classes of stock of the Corporation entitled to vote in the election of directors, make additional Bylaws and alter, amend and repeal any Bylaws, whether such Bylaws were originally adopted by the shareholders or otherwise; provided, however, that nothing in this Subsection (b) of this Article SIXTH shall affect the right of shareholders to set qualifications for directors as provided in the preceding Subsection (a) of this Article SIXTH. For the avoidance of doubt, the adoption, alteration, amendment or repeal of any Bylaws fixing qualifications for a class of directors must be approved by the affirmative vote of the majority of the shares of the relevant class present in person or represented by proxy and entitled to vote on such adoption, alteration, amendment or repeal of the applicable Bylaws pursuant to Subsection (a) of this Article SIXTH.
(c)   Any director elected or appointed by a class of shareholders may be removed by the shareholders of that class at any time in such manner as shall be provided in the Bylaws.
(d)   The names and addresses of the directors constituting the initial Board of Directors are as follows:
Name	Address
1. James I. Freeman	1600 Cantrell Road, Little Rock, Arkansas 72201
2. Rob C. Holmes	1600 Cantrell Road, Little Rock, Arkansas 72201
3. Reynie Rutledge	1600 Cantrell Road, Little Rock, Arkansas 72201
4. J.C. Watts, Jr.	1600 Cantrell Road, Little Rock, Arkansas 72201

Name	Address
5. Nick White	1600 Cantrell Road, Little Rock, Arkansas 72201
6. Robert C. Connor	1600 Cantrell Road, Little Rock, Arkansas 72201
7. William E. (Chip) Connor, II	1600 Cantrell Road, Little Rock, Arkansas 72201
8. Alex Dillard	1600 Cantrell Road, Little Rock, Arkansas 72201
9. Mike Dillard	1600 Cantrell Road, Little Rock, Arkansas 72201
10. William Dillard, II	1600 Cantrell Road, Little Rock, Arkansas 72201
11. William Dillard, III	1600 Cantrell Road, Little Rock, Arkansas 72201
12. H. Lee Hastings, III	1600 Cantrell Road, Little Rock, Arkansas 72201
13. Denise Mahaffy	1600 Cantrell Road, Little Rock, Arkansas 72201
14. Drue Matheny	1600 Cantrell Road, Little Rock, Arkansas 72201
SEVENTH:   The Corporation is to have perpetual existence.
EIGHTH:
(a)   Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of the Preferred Stock to call a special meeting of the holders of such series, special meetings of shareholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the holders of not less than 50% (or, if lower, the highest percentage of ownership that may be set under the TBOC) of the Corporation’s outstanding shares of capital stock entitled to vote at such special meeting.
(b)   Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws.
NINTH:
(a)   To the fullest extent permitted by the TBOC, as it presently exists or may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer. If the TBOC is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended. Any repeal or amendment of this Subsection (a) of this Article NINTH by the shareholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Formation inconsistent with this Subsection (a) of this Article NINTH will, unless otherwise required by the TBOC, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director of officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(b)   To the fullest extent permitted by the TBOC, as the same now exists or may hereafter be amended from time to time, the Corporation is authorized to indemnify, and provide advancement of expenses to, its directors, officers, employees and agents (and any other persons to which the TBOC permits the Corporation to provide indemnification) through provisions in the Bylaws, agreements with such directors, officers, employees, agents or other persons, the vote of shareholders or disinterested directors or otherwise.
TENTH:   Except as otherwise provided by the TBOC, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ELEVENTH:
(a)   Unless the Corporation consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) shall, to the fullest extent permitted by the TBOC, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action arising pursuant to any provision of the TBOC or this Certificate of Formation or the Bylaws or as to which the TBOC confers jurisdiction on the Business Court, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Formation or the Bylaws, (v) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, (vi) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (vii) any other action within the jurisdiction of the Business Court, including any claims within the supplemental jurisdiction of the Business Court. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of, and have consented to, the provisions of this Subsection (a) of this Article ELEVENTH, and shall be deemed to have irrevocably and unconditionally agreed that the Business Court shall be the sole and exclusive forum for the resolution of the foregoing disputes to the fullest extent permitted by the TBOC. If any action the subject matter of which is within the scope of this Subsection (a) of this Article ELEVENTH is filed in a court other than the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) (a “Foreign Action”) by or in the name of any shareholder, such shareholder shall be deemed to have notice of, and have consented to, (y) the exclusive personal jurisdiction of the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) in connection with any action brought in any such court to enforce this Subsection (a) of this Article ELEVENTH and (z) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. The existence of any prior consent to, or selection of, an alternative forum by the Corporation shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Subsection (a) of this Article ELEVENTH with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
(b)   ANY PERSON OR ENTITY PURCHASING OR OTHERWISE ACQUIRING OR HOLDING ANY INTEREST IN SHARES OF STOCK OF THE CORPORATION SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ASSERTING AN “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OTHER LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM WITHIN THE SCOPE OF SUBSECTION (a) OF THIS ARTICLE ELEVENTH.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized representative as of this [•] day of [•], 2025.
By:

Name: Alex Dillard
Title:  President

APPENDIX D
BYLAWS
OF
DILLARD’S, INC.

BYLAWS
OF
DILLARD’S, INC.
ARTICLE I
OFFICES
Section 1.   The initial registered office shall be in the City of Austin, County of Travis, State of Texas.
Section 2.   Dillard’s, Inc. (the “Corporation”) may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.   All meetings of the shareholders shall be held in the City of Little Rock, State of Arkansas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.
Section 2.   Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
Section 3.   Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
Section 4.   The officer who has charge of the stock ledger of the Corporation shall prepare, no later than the eleventh (11th) day before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder, and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the registered office or the principal executive office of the Corporation. The original share transfer records shall be prima-facie evidence of the shareholders entitled to examine the list and to vote at any meeting of shareholders.
Section 5.   Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of formation of the Corporation (the “Certificate of Formation”), may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the shareholders as provided in the Certificate of Formation. Only business within the purpose or purposes described in the notice may be conducted at a special meeting of the shareholders.
Section 6.   Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the special meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. Notwithstanding the foregoing, notice of a shareholder meeting regarding a fundamental business transaction (as defined in the Texas Business Organizations Code (the “TBOC”)) must (a) be given to each shareholder of the Corporation not later than twenty-one (21) days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (b) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction.
Section 7.
(a)   Business at Meetings of Shareholders.
(1)   The proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who (A) is entitled to vote at the meeting, (B) as applicable, is eligible to submit a proposal (as determined pursuant to Subsection (b) of Article FIFTH of the Certificate of Formation (any shareholder satisfying the criteria described in (A) and (B), an “Eligible Shareholder”), and (C) complies with the notice procedures set forth in this Section 7.
(2)   For business to be properly brought before an annual meeting by an Eligible Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the Eligible Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action. To be timely with respect to an annual meeting, an Eligible Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Eligible Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Eligible Shareholder’s notice as described above. Such Eligible Shareholder’s notice shall set forth: (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws of the Corporation (these “Bylaws”), the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Eligible Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the Eligible Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such Eligible Shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Eligible Shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such shareholder (or a qualified representative of such shareholder) intends to appear in person at the meeting to propose such business or nomination, and (iv) a representation whether the Eligible Shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or as applicable pursuant to Article FIFTH of the Certificate of Formation, to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent of the Corporation’s outstanding capital stock, and/or (y) otherwise to solicit proxies from shareholders in support of such proposal.
(3)   Only persons who were nominated by the Board of Directors or nominated by shareholders in accordance with the procedures set forth in this paragraph (a)(3) of this Section 7 shall be eligible for election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors (or an authorized committee thereof) or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in paragraph (a)(3) of this Section 7. Such nominations, other than those made by or at the direction of the Board of Directors (or an authorized committee thereof), shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely with respect to an annual meeting, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. With respect to an annual or special meeting, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and (iii) a statement confirming whether such shareholder intends to solicit proxies or votes in support of such director nominee in accordance with Rule 14a-19 under the Exchange Act, including but not limited to delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee. Any person nominated by the Board of Directors (or an authorized committee thereof) for election as a director shall, at the request of the Board of Directors (or such authorized committee), furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nomination by shareholders holding a particular class of stock may be made only for directors to be elected by such class.
(4)   Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has compiled with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (A) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such shareholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(b)   Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with Section 6 of Article II. The shareholders requesting a special meeting must, concurrently with the request for a special meeting, provide in writing to the Secretary of the Corporation the same information set forth in Section 7(a) of Article II that is applicable to a shareholder proposal or nomination at an annual meeting of shareholders and otherwise comply with the TBOC, the Certificate of Formation, and the other provisions of these Bylaws, as determined by the Board of Directors. Any determination to be made by the Board of Directors under this Article II may be made by the Board of Directors, a committee of the Board of Directors, or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, its shareholders, and any other applicable person so long as made in good faith (without any further requirements).
(c)   General.
(1)   Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by the TBOC, the chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the shareholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s representation as required by clause (iv) of paragraph (a)(2)(B) of this Section 7) and (ii) if any proposed business was not made or proposed in compliance with this Section 7, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(2)   For purposes of this Section 7, “public announcement” shall include disclosure in a press release reported by the Dow Jones Newswires, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)   Notwithstanding the foregoing provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Formation.
Section 8.   Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall act as chairman of any meetings of shareholders. Only the Board of Directors may determine who shall act as chairman of any meeting of shareholders. The Secretary of the Corporation shall act as secretary of the meeting. If the Secretary of the Corporation is not present, the chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, (a) convening the meeting, concluding the meeting and rescheduling, recessing or adjourning the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, (b) announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote, (c) imposing restrictions on the persons (other than shareholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, (d) establishing procedures for the dismissal of business not properly presented, (e) maintaining order at the meeting and safety of those present, (f) restricting entry to the meeting after the time fixed for commencement, (g) limiting the circumstances in which any person may make a statement or ask questions, and the time allotted thereto, at any meeting of shareholders, (h) removing any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (i) restricting the use of audio and video recording devices, cell phones and other electronic devices, (j) establishing rules, regulations or procedures for compliance with any state or local laws or regulations, including those concerning safety, health and security, and (k) implementing procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.
Section 9.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Formation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 10.   Except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.
Section 11.   Except as otherwise provided in the Certificate of Formation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of capital stock of the Corporation having voting power held by such shareholder. No proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.
Section 12.   The Corporation may, and to the extent required by the TBOC, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by the TBOC, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.
ARTICLE III
DIRECTORS
Section 1.   The number of directors which shall constitute the whole Board of Directors shall be not less than nine and not more than twenty-one, as may be determined from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each director elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be shareholders.
Section 2.   The holders of the Corporation’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), shall be empowered as a class, by a separate class vote, to elect one-third of the members of the Board of Directors (the “Class A Directors”), and the holders of the Corporation’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), shall be empowered as a class, by a separate class vote, to elect two-thirds of the members of the Board of Directors (the “Class B Directors”). Class A Directors shall be elected by a plurality of the votes cast by the holders of the shares of Class A Common Stock present in person or represented by proxy and eligible to vote in such election. Class B Directors shall be elected by a plurality of the votes cast by the holders of the shares of Class B Common Stock present in person or represented by proxy and eligible to vote in such election. Class A Director nominees shall be independent persons only. For these purposes, “independent” shall mean a person who:
•
has not been employed by the Corporation or an affiliate in any executive capacity within the last five years;

•
was not, and is not, a member of a corporation or firm that is one of the Corporation’s paid advisers or consultants;

•
is not employed by a significant customer, supplier or provider of professional services;

•
has no personal services contract with the Corporation;

•
is not employed by a foundation or university that receives significant grants or endowments from the Company;

•
is not a relative of the management of the Corporation;

•
is not a shareholder who has signed shareholder agreements legally binding him to vote with management; and

•
is not the chairman of a company on which Dillard’s, Inc. Chairman of the Board of Directors or Chief Executive Officer is also a board member.

Section 3.   Except as otherwise provided by the TBOC, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the TBOC.
Section 4.   At any special meeting of the shareholders, duly called as provided in the Certificate of Formation and these Bylaws, any director or directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of the particular class entitled to vote in an election of such director.
Section 5.
(a)   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or other representative (as defined in the TBOC) of another corporation or of a partnership, joint venture, trust or other enterprise or organization, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Section 5 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
(b)   The rights to indemnification conferred in paragraph (a) of this Section 5 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an indemnitee shall be made only after delivery to the Corporation of (1) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (2) a written undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial determination from which there is no further right to appeal (hereinafter, a “final adjudication”) or otherwise in accordance with the TBOC that such indemnitee has not met that standard necessary for indemnification under the TBOC or that indemnification is prohibited by the TBOC.
(c)   If a claim under paragraph (a) or (b) of this Section 5 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not to be indemnified, or to such advancement of expenses, under this Section 5 or otherwise shall be on the Corporation.
(d)   The rights to indemnification and to the advancement of expenses conferred in this Section 5 shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation’s Certificate of Formation or any statute, agreement, vote of shareholders or disinterested directors or otherwise.
(e)   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.
(f)   The Corporation may, to the extent authorized from time to time by the Board of Directors, the Chief Executive Officer, the President or the General Counsel, grant rights to indemnification and rights to advancement of expenses to any current or former employee or agent of the Corporation with the same or lesser scope and effect as the foregoing indemnification of, and advancement of expenses to, current and former directors and officers of the Corporation.
MEETINGS OF THE BOARD OF DIRECTORS
Section 6.   The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.
Section 7.   The first meeting of each newly elected Board of Directors shall be held as soon as is practicable after each annual election of directors at the same place at which regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting; provided, that a quorum shall be present. Such meeting, however, may be held at such time and other place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 8.   Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 9.   Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or the Secretary on two days’ notice to each director, either personally or by mail or, if the director has consented, by electronic transmission. Special meetings shall be called by the Chairman of the Board of Directors, the President or the Secretary in like manner and on like notice on the written request of a majority of the directors.
Section 10.   At all meetings of the Board of Directors, two-thirds of the directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by the TBOC or by the Certificate of Formation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 11.   Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing. After an action is taken, the writing or writings shall be filed with the minutes of proceedings of the Board of Directors or committee.
COMMITTEES OF DIRECTORS
Section 12.   The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution and subject to any limitation set forth in the TBOC, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 13.   A majority of all of the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies, and to discharge any committee, either with or without cause, at any time.
COMPENSATION OF DIRECTORS
Section 14.   The Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE IV
NOTICES
Section 1.   Whenever, under the provisions of the TBOC or of the Certificate of Formation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or by other means of written communication (including electronic transmission by the Corporation).
Section 2.   Whenever any notice is required to be given under the provisions of the TBOC or of the Certificate of Formation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS
Section 1.   The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may, by resolution, designate the Chairman of the Board of Directors as an officer of the Corporation. The Board of Directors may also choose additional Vice-Presidents, one or more Vice-Chairmen of the Board of Directors, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Formation or these Bylaws otherwise provide. The Board of Directors may, by resolution, appoint two (2) persons to the same office, such that an officer position may be filled by two (2) individuals serving simultaneously, with the titles of such persons to be as designated by the Board of Directors.
Section 2.   The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer.
Section 3.   The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 4.   The officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
THE CHIEF EXECUTIVE OFFICER
Section 5.   The principal executive officer of the Corporation shall be the Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer of the Corporation shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Corporation. He shall from time to time report to the Board of Directors all matters within his knowledge that the interests of the Corporation may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his powers and such of his duties as he may deem to be advisable. The Chief Executive Officer shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.
THE PRESIDENT
Section 6.   The President of the Corporation shall perform such duties as may be assigned to him from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he shall perform all duties incident to the office of a president in a corporation organized under Texas law. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his powers and such of his duties as he may deem to be advisable. The President shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation, except where required or permitted by the TBOC to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
THE VICE-PRESIDENTS
Section 7.   In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the

President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARY
Section 8.   The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
Section 9.   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 10.   The Treasurer of the Corporation shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his office and shall perform such other duties as may be specifically assigned to him from time to time by the Board of Directors, the Chief Executive Officer or the President. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.
Section 11.   The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors (or if there be no such designation, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
CERTIFICATES OF STOCK
Section 1.
(a)   The shares of stock of the Corporation shall be either certificated or uncertificated, as determined by the Board of Directors. Each such share of stock may be issued in a book-entry form and otherwise eligible for registration under a direct registration system.
(b)   Every holder of duly issued certificated shares of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer or the President or a Vice-President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, each certificate representing a class or series of stock that is issued by the Corporation must conspicuously state on the front or back of the certificate the designations, preferences, limitations and relative rights of such class or series of stock, to the extent they have been determined, and the authority of the governing authority to make those determinations as to subsequent series, provided that, except as otherwise provided in the TBOC, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue a statement that the information regarding the designations, preferences, limitations and relative rights of such class or series of stock, to the extent they have been determined, and the authority of the governing authority to make those determinations as to subsequent series, is stated in the Corporation’s governing documents and that the Corporation, on written request to the Corporation’s registered office or principal executive office, will provide a free copy of such information to the record holder of the certificate.
Section 2.   If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
Section 3.   The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4.   Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed.
FIXING RECORD DATE
Section 5.   In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
REGISTERED SHAREHOLDERS
Section 6.   The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the TBOC.

ARTICLE VII
GENERAL PROVISIONS
DIVIDENDS
Section 1.   Dividends upon capital stock of the Corporation, subject to the provisions of the TBOC and of the Certificate of Formation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the TBOC. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Formation.
FISCAL YEAR
Section 1.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
SEAL
Section 1.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
AMENDMENTS
Section 1.   The Board of Directors is expressly authorized and empowered to alter, amend and repeal these Bylaws or adopt new Bylaws. The shareholders may, by the vote of the holders of not less than four-fifths of all classes of stock of the Corporation entitled to vote in the election of directors, as one class, make additional Bylaws and alter, amend and repeal any Bylaws, whether such Bylaws were originally adopted by the shareholders or otherwise; provided, however, that nothing in this Article VIII shall affect the right of shareholders to set qualifications for directors as provided in the Certificate of Formation.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V77138-TBD For Against Abstain ! ! ! DILLARD'S, INC. Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. The Board of Directors of the Company recommends voting FOR Proposal 1. 1. To approve the reincorporation of the Company from the State of Delaware to the State of Texas by conversion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SCAN TO VIEW MATERIALS & VOTE w DILLARD'S, INC. 1600 CANTRELL ROAD LITTLE ROCK, AR 72201 ATTN: JULIE GUYMON VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 17, 2025 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted up until 11:59 p.m. Eastern Time on August 18, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 17, 2025 for all shares related to the 401(k) Plan. All other shares reflected on this proxy card may be voted up until 11:59 p.m. Eastern Time on August 18, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The properly executed proxy card must be received by August 17, 2025 for all shares related to the 401(k) Plan. For all other shares the properly executed proxy card must be received by August 18, 2025.

V77139-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Dillard's, Inc. Post Office Box 486 Little Rock, Arkansas 72203 Telephone No. (501) 376-5200 PROXY The undersigned hereby appoints William Dillard, II and Dean L. Worley, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute to represent and vote, as designated on the reverse side, all the shares of the Class A Common Stock of Dillard's, Inc. held of record by the undersigned on July 25, 2025 at the special meeting of stockholders to be held on August 19, 2025, or any postponement or adjournment thereof. To the extent that the voting of this proxy card relates to shares held through the Dillard's, Inc. Investment & Employee Stock Ownership Plan ("401(k) Plan"), by signing this proxy card, the undersigned participant hereby instructs Newport Trust Company, Trustee for the Dillard's Stock Fund portion of the 401(k) Plan to exercise the voting rights relating to any shares of Class A Common Stock of Dillard's, Inc. allocable to his or her account(s) as of July 25, 2025. For shares voted by mail, this instruction and proxy card is to be received by the tabulation agent (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by August 17, 2025. For shares voted by phone or Internet, the deadline is 11:59 p.m. Eastern Time on August 17, 2025. The Trustee will vote all shares for which specific direction is received by the deadline in accordance with such specific direction. All shares held in the 401(k) Plan for which no specific voting direction is received by the Trustee by the deadline will be voted in accordance with the Board's recommendations. All other shares reflected on this proxy card not held in the 401(k) Plan may be voted up until 11:59 p.m. Eastern Time on August 18, 2025. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.